Exhibit 10.2
                                                               Execution Copy




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                          REIMBURSEMENT AGREEMENT

                                   among

                                ACE LIMITED
                         ACE BERMUDA INSURANCE LTD.
                     ACE TEMPEST LIFE REINSURANCE LTD.
                       ACE TEMPEST REINSURANCE LTD.,
                            as Account Parties,


                          THE BANKS NAMED HEREIN,


                    WACHOVIA BANK, NATIONAL ASSOCIATION,
                as Issuing Bank and as Administrative Agent


               JPMORGAN CHASE BANK and BANK OF AMERICA, N.A.
                         as Co-Syndication Agents,

                                    and

       THE BANK OF NOVA SCOTIA and DEUTSCHE BANK AG, NEW YORK BRANCH
                         as Co-Documentation Agents


               $350,000,000 Secured Letter of Credit Facility


                         WACHOVIA SECURITIES, INC.
                     Sole Book Runner and Lead Arranger


                       Dated as of September 30, 2002



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


                             Table of Contents

                                                                          Page

                                 ARTICLE I

                      DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01      Certain Defined Terms.......................................1
SECTION 1.02      Computation of Time Periods; Other Definitional
                  Provisions.................................................16
SECTION 1.03      Accounting Terms and Determinations........................16

                                 ARTICLE II

                 AMOUNTS AND TERMS OF THE LETTERS OF CREDIT

SECTION 2.01      The Letters of Credit......................................17
SECTION 2.02      Issuance and Renewals and Drawings, Participations and
                  Reimbursement with Respect to Letters of Credit............18
SECTION 2.03      Repayment of Advances......................................21
SECTION 2.04      Termination or Reduction of the LC Commitment Amounts......23
SECTION 2.05      Fees.......................................................23
SECTION 2.06      Increased Costs, Etc.......................................24
SECTION 2.07      Payments and Computations..................................25
SECTION 2.08      Taxes......................................................26
SECTION 2.09      Sharing of Payments, Etc...................................28
SECTION 2.10      Use of Letters of Credit...................................29
SECTION 2.11      Defaulting Banks...........................................29
SECTION 2.12      Replacement of Affected Bank...............................30
SECTION 2.13      Certain Provisions Relating to the Issuing Bank and
                  Letters of Credit..........................................31
SECTION 2.14      Downgrade Event with Respect to a Bank.....................32
SECTION 2.15      Downgrade Event or Other Event with Respect to the
                  Issuing Bank...............................................34
SECTION 2.16      Non-Dollar Letters of Credit...............................35
SECTION 2.17      Collateral.................................................36

                                ARTICLE III

          CONDITIONS OF LENDING AND ISSUANCES OF LETTERS OF CREDIT

SECTION 3.01      Conditions Precedent to Effective Date.....................37
SECTION 3.02      Conditions Precedent to Each Issuance, Extension or
                  Increase of a Letter of Credit.............................39
SECTION 3.03      Determinations Under Section 3.01..........................39

                                 ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES

SECTION 4.01      Representations and Warranties of the Account Parties......40

                                 ARTICLE V

                      COVENANTS OF THE ACCOUNT PARTIES

SECTION 5.01      Affirmative Covenants......................................44
SECTION 5.02      Negative Covenants.........................................46
SECTION 5.03      Reporting Requirements.....................................50
SECTION 5.04      Financial Covenants........................................53

                                 ARTICLE VI

                             EVENTS OF DEFAULT

SECTION 6.01      Events of Default..........................................54
SECTION 6.02      Actions in Respect of the Letters of Credit upon Default...57

                                ARTICLE VII

                                THE GUARANTY

SECTION 7.01      The Guaranty...............................................57
SECTION 7.02      Guaranty Unconditional.....................................58
SECTION 7.03      Discharge Only upon Payment in Full; Reinstatement
                  in Certain Circumstances...................................59
SECTION 7.04      Waiver by the Account Parties..............................59
SECTION 7.05      Subrogation................................................59
SECTION 7.06      Stay of Acceleration.......................................60
SECTION 7.07      Continuing Guaranty; Assignments...........................60

                                ARTICLE VIII

                                 THE AGENTS

SECTION 8.01      Authorization and Action...................................61
SECTION 8.02      Agents' Reliance, Etc......................................61
SECTION 8.03      Wachovia and Affiliates....................................61
SECTION 8.04      Bank Credit Decision.......................................62
SECTION 8.05      Indemnification............................................62
SECTION 8.06      Successor Administrative Agent.............................62
SECTION 8.07      Collateral Matters.........................................63


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

                                 ARTICLE IX

                               MISCELLANEOUS

SECTION 9.01      Amendments, Etc............................................64
SECTION 9.02      Notices, Etc...............................................64
SECTION 9.03      No Waiver; Remedies........................................65
SECTION 9.04      Costs and Expenses.........................................65
SECTION 9.05      Right of Set-off...........................................66
SECTION 9.06      Binding Effect.............................................66
SECTION 9.07      Assignments and Participations.............................66
SECTION 9.08      Execution in Counterparts..................................69
SECTION 9.09      No Liability of the Issuing Bank...........................69
SECTION 9.10      Confidentiality............................................70
SECTION 9.11      Jurisdiction, Etc..........................................70
SECTION 9.12      Governing Law..............................................71
SECTION 9.13      Waiver of Jury Trial.......................................71
SECTION 9.14      Disclosure of Information..................................71



Schedule I           LC Commitment Amounts
Schedule I - Part 2  Domestic Lending Offices
Schedule II          Existing Letters of Credit
Schedule III         Methodology for Calculation of Collateral Values
Schedule 4.01(b)     Subsidiaries
Schedule 5.02(a)     Liens


Exhibit A            Form of Assignment and Acceptance
Exhibit B            Form of Collateral Value Report
Exhibit C-1          Form of Opinion of Maples and Calder
Exhibit C-2          Form of Opinion of Mayer, Brown, Rowe & Maw
Exhibit C-3          Form of Opinion of Conyers, Dill & Pearman
Exhibit D            Form of Pledge and Security Agreement
Exhibit E            Form of Letter of Instruction


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

                          REIMBURSEMENT AGREEMENT


         REIMBURSEMENT AGREEMENT dated as of September 30, 2002, among ACE Limited, a Cayman Islands company (the "Parent"), ACE Bermuda Insurance Ltd., a Bermuda company ("ACE Bermuda"), ACE Tempest Life Reinsurance Ltd., a Bermuda company ("Tempest Life"), and ACE Tempest Reinsurance Ltd., a Bermuda company ("Tempest") (ACE Bermuda, Tempest Life and Tempest, together with the Parent, the "Account Parties" and individually an "Account Party"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Banks (the "Initial Banks"), Wachovia Bank, National Association ("Wachovia"), as Issuing Bank (as hereinafter defined), JPMorgan Chase Bank ("JPMorgan Chase"), as syndication agent, Bank of America, N.A. ("Bank of America"), as syndication agent (JPMorgan Chase and Bank of America, together with any successor syndication agent appointed pursuant to Article VIII, the "Syndication Agents"), The Bank of Nova Scotia ("Nova Scotia"), as documentation agent, Deutsche Bank AG, New York Branch ("Deutsche Bank"), as documentation agent (Nova Scotia and Deutsche Bank, together with any successor documentation agent appointed pursuant to Article VIII, the "Documentation Agents"), and Wachovia, as administrative agent (together with any successor administrative agent appointed pursuant to Article VIII, the "Administrative Agent" and, together with the Syndication Agents and the Documentation Agents, the "Agents") for the Banks.

                          PRELIMINARY STATEMENTS:

         The Account Parties have requested that the Issuing Bank and the Banks make available to the Account Parties a secured credit facility in an amount up to $350,000,000 to provide for the issuance of letters of credit for the account of one or more of the Account Parties. The Issuing Bank and the Banks have indicated their willingness to agree to make such letters of credit available on the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                 ARTICLE I

                      DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Account Parties" has the meaning specified in the recital of parties to this Agreement.

         "ACE Bermuda" has the meaning specified in the recital of parties to this Agreement.

         "ACE INA" means ACE INA Holdings Inc., a Delaware corporation.

         "Adjusted Consolidated Debt" means, at any time, an amount equal to (i) the then outstanding Consolidated Debt of the Parent and its Subsidiaries plus (ii) to the extent exceeding an amount equal to 15% of Total Capitalization, the then issued and outstanding amount of Preferred Securities (other than any Mandatorily Convertible Securities).

         "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

         "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent at Wachovia Bank, National Association, Charlotte Plaza Building CP-23, 201 South College Street, Charlotte, North Carolina 28288-0680, Account No. 5000000027444, Re: ACE Ltd., Attn: Syndication Agency Services, or such other account as the Administrative Agent shall specify in writing to the Banks.

         "Advance" means a Letter of Credit Advance.

         "Affected Bank" means any Bank that (i) has made, or notified any Account Party that an event or circumstance has occurred which may give rise to, a demand for compensation under Section 2.06(a) or (b) or Section
2.08 (but only so long as the event or circumstance giving rise to such demand or notice is continuing) or (ii) is a Downgraded Bank.

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

         "Agents" has the meaning specified in the recital of parties to this Agreement.

         "Agreement Currency" has the meaning specified in Section 2.16(g).

         "Applicable Account Party" with respect to any outstanding or proposed Letter of Credit means the Account Party for the account of which such Letter of Credit was or is proposed to be issued.

         "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office.

         "Approved Investment" means any Investment that was made by the Parent or any of its Subsidiaries pursuant to investment guidelines set forth by the board of directors of the Parent which are consistent with past practices.

         "Arranger" means Wachovia Securities, Inc.



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

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit A hereto.

         "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time or at any future time (assuming compliance at such time or such future time with all conditions to drawing) (including without limitation amounts which have been the subject of drawings by the applicable beneficiary but which have not yet been paid by the Issuing Bank).

         "Bank of America" has the meaning specified in the recital of parties to this Agreement.

         "Bankruptcy Law" means any proceeding of the type referred to in
Section 6.01(f) or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

         "Banks" means the Initial Banks and each Person that shall become a Bank hereunder pursuant to Section 9.07(a), (b) and (c) for so long as such Initial Bank or Person, as the case may be, shall be a party to this Agreement.

         "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the rate of interest announced publicly by Wachovia in Charlotte, North Carolina from time to time, as Wachovia's prime rate (which may not be its best lending rate) or, if higher on the day in question, 1/2 of 1% above the Federal Funds Rate.

         "Business Day" means a day of the year on which banks are not required or authorized by law to close in Charlotte, North Carolina, New York, New York, London, England or Bermuda.

         "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

         "Change of Control" means the occurrence of any of the following:
(a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of the Parent (or other securities convertible into such Voting Interests) representing 30% or more of the combined voting power of all Voting Interests of the Parent; or (b) a majority of the board of directors of the Parent shall not be Continuing Members; or (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that results in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent.

         "Collateral" means all the assets, property and interests in property that shall from time to time be pledged or be purported to be pledged as direct or indirect security for the Obligations pursuant to any one or more of the Security Documents.

         "Collateral Value" means, for any Business Day as of which it is being calculated, (a) for each category of Collateral set forth on Schedule



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III, an amount equal to the "Eligible Percentage" of the market value (or, as to cash, the dollar amount) thereof set forth opposite such category of Collateral on Schedule III, and (b) for the Collateral, in the aggregate, the sum of such amounts, in each case as of the close of business on the immediately preceding Business Day or, if such amount is not determinable as of the close of business on such immediately preceding Business Day, as of the close of business on the most recent Business Day on which such amount is determinable, which Business Day shall be not more than two (2) Business Days prior to the Business Day as of which the Collateral Value is being calculated; provided that the calculation of the Collateral Value shall be further subject to the terms and conditions set forth on Schedule III; and provided further that (i) no Collateral (including, without limitation, cash) shall be included in the calculation of the Collateral Value unless the Administrative Agent has a first priority perfected Lien on and security interest in such Collateral pursuant to the Security Documents and (ii) until the Tempest Life Effective Date, any Collateral pledged by Tempest Life shall, for purposes of all calculations of the Collateral Value hereunder, be taken into account solely against Letter of Credit Obligations arising with respect to Letters of Credit issued for the account of Tempest Life.

         "Collateral Value Report" has the meaning specified in Section
2.17(b).

         "Commitment Amount" means an LC Commitment Amount or the Letter of Credit Issuance Commitment Amount.

         "Committed Facility" means, at any time, the aggregate amount of the Banks' LC Commitment Amounts at such time.

         "Confidential Information" means information that any Loan Party furnishes to any Agent or any Bank, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by any Agent or any Bank of its obligations hereunder or that is or becomes available to such Agent or such Bank from a source other than the Loan Parties that is not, to the best of such Agent's or such Bank's knowledge, acting in violation of a confidentiality agreement with a Loan Party.

         "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

         "Consolidated Net Income" means, for any period, the net income of the Parent and its Consolidated Subsidiaries, determined on a Consolidated basis for such period.

         "Consolidated Net Worth" means at any date the Consolidated stockholders' equity of the Parent and its Consolidated Subsidiaries determined as of such date, provided that such determination for purposes of Section 5.04 shall be made without giving effect to adjustments pursuant to Statement No. 115 of the Financial Accounting Standards Board of the United States of America.

         "Contingent Obligation" means, with respect to any Person, any obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (a)



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

the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,
(iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that Contingent Obligations shall not include any obligations of any such Person arising under insurance contracts entered into in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

         "Continuing Member" means a member of the Board of Directors of the Parent who either (i) was a member of the Parent's Board of Directors on the date of execution and delivery of this Agreement by the Parent and has been such continuously thereafter or (ii) became a member of such Board of Directors after such date and whose election or nomination for election was approved by a vote of the majority of the Continuing Members then members of the Parent's Board of Directors.

         "Custodial Account" means each custodial, brokerage or similar account of any Account Party maintained by a custodian, broker or other securities intermediary as a "securities account" within the meaning of
Section 8-501(a) of the Uniform Commercial Code for such Account Party as the "entitlement holder" within the meaning of Section 8-102(7) of the Uniform Commercial Code pursuant to a Custodial Agreement, on which (and on the contents of which) a Lien has been granted as security for the Obligations.

         "Custodial Agreement" means each custodial or similar agreement between the Account Parties (or any of them) and a Custodian, pursuant to which one or more Custodial Accounts are maintained, in each case as amended.

         "Custodian" means (i) State Street (in its capacity as custodian of the State Street Custodial Accounts) and (ii) each other bank or financial institution that maintains a Custodial Account (in its capacity as custodian thereof), in each case including any sub-custodian.

         "Debenture" means debt securities issued by ACE INA or the Parent to a Special Purpose Trust in exchange for proceeds of Preferred Securities and common securities of such Special Purpose Trust.

         "Debt" of any Person means, without duplication for purposes of calculating financial ratios, (a) all indebtedness of such Person for


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

borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under Capitalized Leases (excluding imputed interest), (f) all obligations of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests (except for obligations to pay for Equity Interests within customary settlement periods) in such Person or any other Person or any warrants, rights or options to acquire such capital stock (excluding payments under a contract for the forward sale of ordinary shares of such Person issued in a public offering), valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Contingent Obligations of such Person in respect of Debt (of the types described above) of any other Person and (i) all indebtedness and other payment obligations referred to in clauses (a) through (h) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligations; provided, however, that the amount of Debt of such Person under clause (i) above shall, if such Person has not assumed or otherwise become liable for any such Debt, be limited to the lesser of the principal amount of such Debt or the fair market value of all property of such Person securing such Debt; provided further that "Debt" shall not include obligations in respect of insurance or reinsurance contracts entered into in the ordinary course of business; provided further that, solely for purposes of Section 5.04 and the definitions of "Adjusted Consolidated Debt" and "Total Capitalization", "Debt" shall not include (x) any contingent obligations of any Person under or in connection with acceptance, letter of credit or similar facilities or
(y) obligations of the Parent or ACE INA under any Debentures or under any subordinated guaranty of any Preferred Securities or obligations of a Special Purpose Trust under any Preferred Securities.

         "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

         "Defaulted Amount" means, with respect to any Bank at any time, any amount required to be paid by such Bank to any Agent or any other Bank hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Bank to (a) the Issuing Bank pursuant to
Section 2.02(e) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank and (b) any Agent or the Issuing Bank pursuant to Section
8.05 to reimburse such Agent or the Issuing Bank for such Bank's ratable share of any amount required to be paid by the Banks to such Agent or the Issuing Bank as provided therein.

         "Defaulting Bank" means, at any time, any Bank that, at such time,
(a) owes a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).



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

         "Deutsche Bank" has the meaning specified in the recital of parties to this Agreement.

         "Documentation Agents" has the meaning specified in the recital of parties to this Agreement.

         "Dollar Equivalent" has the meaning specified in Section 2.16(h).

         "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on Part 2 of Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Bank, as the case may be, or such other office of such Bank as such Bank may from time to time specify to any Account Party and the Administrative Agent.

         "Downgrade Account" has the meaning specified in Section 2.14(a).

         "Downgrade Event" means, with respect to any Bank, a reduction of the credit rating for the senior unsecured unsupported long-term debt of such Bank (or, if no such rating exists, then a reduction of the long-term issuer credit rating of such Bank) by S&P or Moody's.

         "Downgrade Notice" has the meaning specified in Section 2.14(a).

         "Downgraded Bank" means any Bank which has a credit rating of less than A- (in the case of S&P) or A3 (in the case of Moody's) for its senior unsecured unsupported long-term debt or which does not have any credit rating on such debt from one of S&P or Moody's; provided, that if at any time such Bank has no such senior unsecured unsupported long-term debt rating from either rating service but does have a long-term issuer credit rating from either or both services, then such Bank shall not be considered a Downgraded Bank so long as such long-term issuer credit rating remains at or above A- (in the case of S&P) or A3 (in the case of Moody's).

         "Effective Date" means the first date on which the conditions set forth in Article III shall have been satisfied.

         "Eligible Assignee" means (i) a Bank, (ii) an Affiliate of a Bank, or (iii) a commercial bank, a savings bank or other financial institution that is approved by the Administrative Agent and the Issuing Bank and, unless an Event of Default has occurred and is continuing at the time any assignment is effected pursuant to Section 9.07, the Parent (such approvals not to be unreasonably withheld or delayed); provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

         "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

         "Environmental Law" means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

         "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

         "Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code or Section 4001 of ERISA.

         "Events of Default" has the meaning specified in Section 6.01.

         "Existing Letters of Credit" means, collectively, the letters of credit issued by Wachovia pursuant to the Existing Reimbursement Agreement and outstanding on the Effective Date, which letters of credit are listed on Schedule II hereto.

         "Existing Reimbursement Agreement" means the Reimbursement Agreement, dated as of December 20, 2001, among the Account Parties, the banks and other lenders named therein, Fleet National Bank, as Documentation Agent, and Wachovia, as Issuing Bank and as Administrative Agent, as amended.

         "Expiration Date" shall mean September 29, 2003.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the


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average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Fee Letter" means the fee letter dated August 23, 2002 among the Parent, Wachovia and the Arranger, as amended.

         "Fiscal Year" means the fiscal year of the Parent and its Consolidated Subsidiaries ending on December 31 in any calendar year.

         "Foreign Government Scheme or Arrangement" has the meaning specified in Section 4.01 (n) (iv).

         "Foreign Plan" has the meaning specified in Section 4.01 (n) (iv).

         "GAAP" has the meaning specified in Section 1.03.

         "Guaranty" means the undertaking by each of the Account Parties under Article VII.

         "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and
(b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

         "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

         "Indemnified Party" has the meaning specified in Section 9.04(b).

         "Initial Banks" has the meaning specified in the recital of parties to this Agreement.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (h) or (i) of the definition of "Debt" in respect of such Person; provided, however, that any purchase by any Loan Party or any Subsidiary of any catastrophe-linked instruments which are (x) issued for the purpose of transferring traditional reinsurance risk to the capital markets and (y) purchased by such Loan Party or Subsidiary in accordance with its customary reinsurance underwriting procedures, or the entry by any Loan Party or any Subsidiary into swap instruments relating to such instruments in accordance with such procedures, shall be deemed to be the entry by such Person into a reinsurance contract and shall not be deemed to be an Investment by such Person.

         "Issuing Bank" means Wachovia and any "New Issuing Bank" appointed in accordance with Section 2.15.

         "JPMorgan Chase" has the meaning specified in the recital of parties to this Agreement.

         "Judgment Currency" has the meaning specified in Section 2.16(g).

         "LC Commitment Amount" means, with respect to any Bank at any time, the amount set forth opposite such Bank's name on Schedule I hereto under the caption "LC Commitment Amount" or, if such Bank has entered into one or more Assignment and Acceptances, set forth for such Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Bank's "LC Commitment Amount", as such amount may be reduced at or prior to such time pursuant to Section 2.04.

         "LC Participation Obligations" has the meaning specified in
Section 2.14(a).

         "L/C Related Documents" has the meaning specified in Section
2.03(a)(ii).

         "Letter of Credit Advance" has the meaning specified in Section
2.02(f).

         "Letter of Credit Agreement" has the meaning specified in Section 2.02(a).

         "Letter of Credit Business Day" means a Business Day.

         "Letter of Credit Exposure" at any time means the sum at such time of (a) the aggregate outstanding amount of Letter of Credit Advances, (b) the aggregate Available Amounts of all outstanding Letters of Credit (including, without limitation, all outstanding Existing Letters of Credit) and (c) the aggregate Available Amounts of all Letters of Credit which have been requested by an Account Party to be issued hereunder but have not yet been so issued.

         "Letter of Credit Issuance Commitment Amount" means at any time the lesser of (a) $350,000,000 (or such lesser amount as may be agreed in writing among the Account Parties, the Administrative Agent and the Issuing
Bank) and (b) the aggregate amount of the LC Commitment Amounts then in effect.

         "Letter of Credit Outstandings" at any time means the sum at such time of (a) the aggregate outstanding amount of Letter of Credit Advances and (b) the aggregate Available Amounts of all outstanding Letters of Credit, in each case after giving effect to any issuance or renewal of a Letter of Credit occurring on the date of determination and any other changes in the aggregate amounts under clauses (a) and (b) above as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letter of Credit or any reductions in the maximum amount available for drawings under any Letter of Credit taking effect on such date.

         "Letter of Credit Participating Interest" has the meaning specified in Section 2.02(d).

         "Letter of Credit Participating Interest Commitment" has the meaning specified in Section 2.02(d).

         "Letter of Credit Participating Interest Percentage" means, for any Bank, a fraction, expressed as a percentage, the numerator of which is such Bank's LC Commitment Amount and the denominator of which is the aggregate LC Commitment Amounts of all the Banks.

         "Letter of Instruction" means a letter in substantially the form of Exhibit E.

         "Letters of Credit" has the meaning specified in Section 2.01.

         "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

         "Loan Documents" means (i) this Agreement, (ii) the Fee Letter,
(iii) each Letter of Credit Agreement, (iv) each Security Document and (v) each Letter of Instruction, in each case as amended.

         "Loan Parties" means the Account Parties.

         "Mandatorily Convertible Preferred Securities" means units comprised of (i) Preferred Securities or preferred shares of Parent and
(ii) a contract for the sale of ordinary shares of the Parent (including "Feline Prides(TM)", "Rhinos(TM)" or any substantially similar securities).

         "Margin Stock" has the meaning specified in Regulation U.

         "Material Adverse Change" means any material adverse change in the business, financial condition, operations or properties of the Parent and its Subsidiaries, taken as a whole.

         "Material Adverse Effect" means a material adverse effect on (a) the business, condition, operations or properties of the Parent and its Subsidiaries, taken as a whole, (b) the rights and remedies of the Administrative Agent, the Issuing Bank or any Bank under any Loan Document or (c) the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents.

         "Material Financial Obligation" means a principal amount of Debt and/or payment obligations in respect of any Hedge Agreement of the Parent and/or one or more of its Subsidiaries arising in one or more related or unrelated transactions exceeding in the aggregate $25,000,000.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Non-Dollar Letters of Credit" has the meaning specified in
Section 2.16(a).

         "Nova Scotia" has the meaning specified in the recital of parties to this Agreement.

         "OECD" means the Organization for Economic Cooperation and Development.

         "Obligations" means all obligations of every nature of the Account Parties from time to time owing, due or payable to either Agent or to any Bank under this Agreement or any of the other Loan Documents, whether for principal, reimbursement for payments made under Letters of Credit (including, without limitation, Existing Letters of Credit), interest (including, to the greatest extent permitted by law, post-petition interest), fees, expenses, indemnities or any other obligations, and whether now existing or hereafter incurred, created or arising and whether direct or indirect, absolute or contingent, or due or to become due (including obligations of performance).

         "Other Taxes" has the meaning specified in Section 2.08(b).

         "Overnight Rate" has the meaning specified in Section 2.16(h).

         "Parent" has the meaning specified in the recital of parties to this Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

         "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to title IV of ERISA (other than any "multiemployer plan" as such term is defined in section 4001(a)(3) of ERISA), and to which any Loan Party or any ERISA Affiliate may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

         "Permitted Collateral Liens" has the meaning specified in Section 5.02(a).

         "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced or which are being contested in good faith by appropriate proceedings: (a) Liens for taxes, assessments and governmental charges or levies not yet due and payable; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 90 days; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and
(d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

         "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "Pledge and Security Agreement" means the Pledge and Security Agreement made by the Account Parties party thereto in favor of the Administrative Agent, in substantially the form of Exhibit D, as amended.

         "Preferred Interests" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

         "Preferred Securities" means (i) preferred securities issued by a Special Purpose Trust which shall provide, among other things, that dividends shall be payable only out of proceeds of interest payments on the Debentures, or (ii) other instruments that may be treated in whole or in part as equity for rating agency purposes while being treated as debt for tax purposes.

         "Pro Rata" means from and to the Banks in accordance with their respective Letter of Credit Participating Interest Percentages.

         "Pro Rata Share" means, for any Bank, its share determined Pro Rata, in accordance with the definition of the term "Pro Rata."

         "Redeemable" means, with respect to any Equity Interest, any Debt or any other right or obligation, any such Equity Interest, Debt, right or obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

         "Register" has the meaning specified in Section 9.07(d).

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Required Banks" means, at any time, Banks owed or holding at least a majority in interest of the sum of (a) aggregate principal amount of the Letter of Credit Advances outstanding at such time and (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, or, if no such principal amount and no Letters of Credit are outstanding at such time, Banks having LC Commitment Amounts constituting at least a majority in interest of the aggregate of the LC Commitment Amounts; provided, however, that if any Bank shall be a Defaulting Bank at such time, there shall be excluded from the determination of Required Banks at such time (A) the aggregate principal amount of the interest of such Bank in Letter of Credit Advances and outstanding at such time, (B) such Bank's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time and (C) the Unused LC Commitment Amount of such Bank at such time.

         "Responsible Officer" means the Chairman, Chief Executive Officer, President, Chief Financial Officer, Chief Accounting Officer, Treasurer or General Counsel of the Parent.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "Securitization Transaction" means any sale, assignment or other transfer by Parent or any Subsidiary of any accounts receivable, premium finance loan receivables, lease receivables or other payment obligations owing to Parent or such Subsidiary or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection or deposit accounts related thereto, and any collateral, guaranties or other property or claims in favor of Parent or such Subsidiary supporting or securing payment by the obligor thereon of, or otherwise related to, any such receivables.

         "Security Documents" means, collectively, (i) the Pledge and Security Agreement and all other security agreements, pledge agreements, charges and mortgages at any time delivered to the Administrative Agent to create or evidence the Liens securing the Obligations, and (ii) the State Street Control Agreements and all other control agreements and similar agreements pursuant to which a Lien on a Custodial Account (and on the contents thereof) securing the Obligations is perfected in favor of the Administrative Agent, in each case under (i) and (ii), as amended.

         "Significant Subsidiary" means a Subsidiary of Parent that is a "significant subsidiary" of the Parent under Regulation S-X promulgated by the Securities and Exchange Commission.

         "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and
(d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Special Purpose Trust" means a special purpose business trust established by the Parent or ACE INA of which the Parent or ACE INA will hold all the common securities, which will be the issuer of the Preferred Securities, and which will loan to the Parent or ACE INA (such loan being evidenced by the Debentures) the net proceeds of the issuance and sale of the Preferred Securities and common securities of such Special Purpose Trust.

         "State Street" means State Street Bank and Trust Company.

         "State Street Control Agreements" means, collectively, the control agreements among State Street, the Administrative Agent and (respectively) each of the Account Parties, each in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which a Lien on the State Street Custodial Accounts and the contents thereof and all security entitlements related thereto securing the Obligations is perfected in favor of the Administrative Agent, as amended.

         "State Street Custodial Accounts" means, collectively, the Custodial Accounts of each of the Account Parties pledged pursuant to the Pledge and Security Agreement and in which the Administrative Agent's Lien is perfected pursuant to the State Street Control Agreements.

         "State Street Custodial Agreements" means, collectively, the Custodial Agreements, each dated as of December 14, 2001, between State Street and (respectively) each of the Account Parties, in each case as amended.

         "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or
(c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

         "Subsidiary Guarantors" means the Account Parties (other than the Parent).

         "Syndication Agents" has the meaning specified in the recital of parties to this Agreement.

         "Taxes" has the meaning specified in Section 2.08(a).

         "Tempest" has the meaning specified in the recital of parties to this Agreement.

         "Tempest Life" has the meaning specified in the recital of parties to this Agreement.

         "Tempest Life Effective Date" has the meaning specified in Section 7.01(c).

         "Total Capitalization" means, at any time, an amount (without duplication) equal to (i) the then outstanding Consolidated Debt of the Parent and its Subsidiaries plus (ii) Consolidated stockholders equity of the Parent and its Subsidiaries plus (without duplication) (iii) the then issued and outstanding amount of Preferred Securities (including Mandatorily Convertible Preferred Securities) and (without duplication) Debentures.

         "Uniform Commercial Code" has the meaning specified in the Pledge and Security Agreement.

         "Unused LC Commitment Amount" means, with respect to any Bank at any time, (a) such Bank's LC Commitment Amount at such time minus (b) such Bank's Pro Rata Share of (i) the aggregate Available Amount of all Letters of Credit hereunder (including, without limitation, all Existing Letters of Credit) and (ii) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.02(f) and outstanding at such time (whether held by the Issuing Bank or the Banks).

         "U.S. Government Securities" means securities issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America.

         "Voting Interests" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

         "Wachovia" has the meaning specified in the recital of parties to this Agreement.

         "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

         "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02 Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". References in the Loan Documents to any agreement or contract "as amended" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

         SECTION 1.03 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time in the United States of America ("GAAP"), applied on a basis consistent (except for changes concurred in by the Parent's independent public accountants) with the most recent audited consolidated financial statements of the Parent and its Subsidiaries delivered to the Banks; provided that, if the Parent notifies the Administrative Agent that the Parent wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Parent that the Required Banks wish to amend Article V for such purpose), then the Parent's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective (and, concurrently with the delivery of any financial statements required to be delivered hereunder, the Parent shall provide a statement of reconciliation conforming such financial information to such generally accepted accounting principles as previously in effect), until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Parent and the Required Banks.

                                 ARTICLE II

                            AMOUNTS AND TERMS OF
                           THE LETTERS OF CREDIT

         SECTION 2.01 The Letters of Credit. The Issuing Bank agrees, on the terms and subject to the conditions herein set forth, to issue standby letters of credit (the "Letters of Credit") for the account of any Account Party on any Letter of Credit Business Day from time to time during the period from the Effective Date to the Expiration Date. From and after the Effective
Date, the Existing Letters of Credit shall be Letters of Credit hereunder.
The Issuing Bank shall have no obligation to issue, and no Account Party will request the issuance of, any Letter of Credit hereunder if either (a) at the time of issuance of such Letter of Credit and after giving effect thereto, the Letter of Credit Exposure would exceed the lesser of (x) the Letter of Credit Issuance Commitment Amount and (y) the aggregate
Collateral Value, or (b) any Bank's Pro Rata Share of the Available Amount of such Letter of Credit exceeds, immediately before the time of such issuance, an amount equal to such Bank's Pro Rata Share of the total Unused
LC Commitment Amounts of the Banks at such time (as such amount shall be advised by the Administrative Agent to the Issuing Bank as contemplated by
Section 2.02). Unless all the Banks consent otherwise in writing, the Issuing Bank shall have no obligation to issue, and no Account Party shall request the issuance of, any Letter of Credit hereunder if the Available Amount of such Letter of Credit exceeds, immediately before the time of such issuance, an amount equal to the total Unused LC Commitment Amounts of the Banks at such time (as such amount shall be advised by the Administrative Agent to the Issuing Bank as contemplated by Section 2.02).
The Issuing Bank shall have no obligation to issue, and no Account Party shall request the issuance of, any Letter of Credit except within the following limitations: (i) subject to the provisions of Section 2.16, each Letter of Credit shall be denominated in U.S. dollars, (ii) each Letter of Credit shall be payable only against sight drafts (and not time drafts) and
(iii) no Letter of Credit shall have an expiration date (including all rights of the Applicable Account Party or the beneficiary to require renewal) later than one year after the date of issuance thereof, but a Letter of Credit may by its terms be automatically renewable annually unless the Issuing Bank notifies the beneficiary thereof of its election not to renew such Letter of Credit (which the Issuing Bank agrees to do on and subject to the terms of Section 2.02(c)). The Issuing Bank shall have no obligation to issue any letter of credit which is unsatisfactory in form, substance or beneficiary to the Issuing Bank in the exercise of its reasonable judgment consistent with its customary practice. Letters of Credit may be issued for the account of any Subsidiary of the Parent that is not an Account Party hereunder, provided that the Parent shall be a joint applicant and account party with respect to any such Letter of Credit. By their execution of this Agreement, the Banks party hereto as of the Effective Date that are also party to the Existing Reimbursement
Agreement as "Banks" thereunder hereby waive, in their capacity as the "Required Banks" under the Existing Reimbursement Agreement, the requirement of three Business Days' prior written notice for the termination of the LC Commitment Amounts (as defined in the Existing Reimbursement Agreement) pursuant to Section 2.04 thereof, and agree that such notice may be given on the Effective Date of this Agreement.

         SECTION 2.02 Issuance and Renewals and Drawings, Participations and Reimbursement with Respect to Letters of Credit.

         (a) Request for Issuance. An Account Party may from time to time request, upon at least three Letter of Credit Business Days' notice (given not later than 11:00 A.M. Charlotte, North Carolina time on the last day permitted therefor), the Issuing Bank to issue or renew (other than any automatic renewal thereof) a Letter of Credit by:

                  (i) delivering to the Issuing Bank either (x) a written request to such effect or (y) a request made in electronic form through the Issuing Bank's remote access system and in accordance with the terms and conditions (including any written agreements between the Issuing Bank and any Account Party) applicable thereto, in each case specifying the date on which such Letter of Credit is to be issued (which shall be a Letter of Credit Business
         Day), the expiration date thereof, the Available Amount thereof, the name and address of the beneficiary thereof and the form thereof, and in each case with a copy of such request (or, in the case of clause (y) above, a written or electronic summary thereof) to the Administrative Agent; and

                  (ii) in the case of the issuance of a Letter of Credit, delivering to the Issuing Bank a completed agreement and application with respect to such Letter of Credit as the Issuing Bank may specify for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"), together with such other certificates, documents and other papers or information as are specified in such Letter of Credit Agreement or as may be required pursuant to the Issuing Bank's customary practices for the issuance of letters of credit (including requirements relating to requests made through the Issuing Bank's remote access system).

In addition, the applicable Account Party shall deliver to the Administrative Agent a Collateral Value Report not later than 11:00 A.M. Charlotte, North Carolina time on the Letter of Credit Business Day immediately preceding the date on which such Letter of Credit is to be issued.

The Administrative Agent shall, promptly upon receiving a copy of the notice referred to in clause (i) above, notify the Banks of such proposed Letter of Credit (which notice shall specify the Available Amount and term of such proposed Letter of Credit) or such proposed renewal of a Letter of Credit (which notice shall specify the term of such renewal), and shall determine, as of 11:00 A.M. (Charlotte, North Carolina time) on the Business Day immediately preceding such proposed issuance, whether such proposed Letter of Credit complies with the limitations set forth in
Section 2.01 hereof. If such limitations set forth in Section 2.01 are not satisfied or if the Required Banks have given notice to the Administrative Agent to cease issuing or renewing Letters of Credit as contemplated by this Agreement, the Administrative Agent shall immediately notify the Issuing Bank (in writing or by telephone immediately confirmed in writing) that the Issuing Bank is not authorized to issue or renew, as the case may be, such Letter of Credit. If the Issuing Bank issues or renews a Letter of Credit, it shall deliver the original of such Letter of Credit to the beneficiary thereof or as the Applicable Account Party shall otherwise direct, and shall promptly notify the Administrative Agent thereof and furnish a copy thereof to the Administrative Agent. The Issuing Bank may issue Letters of Credit through any of its branches or Affiliates (whether domestic or foreign) that issue letters of credit, and each Account Party authorizes and directs the Issuing Bank to select the branch or Affiliate that will issue or process any Letter of Credit.

         (b) Request for Extension or Increase. An Account Party may from time to time request the Issuing Bank to extend the expiration date of an outstanding Letter of Credit issued for its account or increase (or, with the consent of the beneficiary, decrease) the Available Amount of or the amount available to be drawn on such Letter of Credit. Such extension or increase shall for all purposes hereunder (including for purposes of Section 2.02(a)) be treated as though such Account Party had requested issuance of a replacement Letter of Credit (except only that the Issuing Bank may, if it elects, issue a notice of extension or increase in lieu of issuing a new Letter of Credit in substitution for the outstanding Letter of Credit).

         (c) Limitations on Issuance, Extension, Renewal and Amendment. As between the Issuing Bank, on the one hand, and the Agents and the Banks, on the other hand, the Issuing Bank shall be justified and fully protected in issuing or renewing a proposed Letter of Credit unless it shall have received notice from the Administrative Agent as provided in Section 2.02(a) hereof that it is not authorized to do so (and, in the case of automatic renewals, ten days shall have passed following the date of the Issuing Bank's receipt of such notice), notwithstanding any subsequent notices to the Issuing Bank, any knowledge of a Default, any knowledge of failure of any condition specified in Article III hereof to be satisfied, any other knowledge of the Issuing Bank, or any other event, condition or circumstance whatsoever. The Issuing Bank may amend, modify or supplement Letters of Credit or Letter of Credit Agreements, or waive compliance with any condition of issuance, renewal or payment, without the consent of, and without liability to, any Agent or any Bank, provided that any such amendment, modification or supplement that extends the expiration date or increases the Available Amount of or the amount available to be drawn on an outstanding Letter of Credit shall be subject to Section 2.01. With respect to each Letter of Credit that remains outstanding at any time after the Expiration Date and that provides by its terms for automatic renewal, the Issuing Bank shall notify the beneficiary thereof, in accordance with the terms specified for such notice in such Letter of Credit, of the Issuing Bank's election not to renew such Letter of Credit.

         (d) Letter of Credit Participating Interests. Concurrently with the issuance of each Letter of Credit (and upon the Effective Date, with respect to each Existing Letter of Credit, and without any further action by any party to this Agreement), the Issuing Bank automatically shall be deemed, irrevocably and unconditionally, to have sold, assigned, transferred and conveyed to each other Bank, and each other Bank automatically shall be deemed, irrevocably and unconditionally, severally to have purchased, acquired, accepted and assumed from the Issuing Bank, without recourse to, or representation or warranty by, the Issuing Bank, an undivided interest, in a proportion equal to such Bank's Pro Rata Share, in all of the Issuing Bank's rights and obligations in, to or under such Letter of Credit, the related Letter of Credit Agreement, all reimbursement obligations with respect to such Letter of Credit, and all Collateral, guarantees and other rights from time to time directly or indirectly securing the foregoing (such interest of each Bank being referred to herein as a "Letter of Credit Participating Interest", it being understood that the Letter of Credit Participating Interest of the Issuing Bank is the interest not otherwise attributable to the Letter of Credit Participating Interests of the other Banks). Each Bank irrevocably and unconditionally agrees to the immediately preceding sentence, such agreement being herein referred to as such Bank's "Letter of Credit Participating Interest Commitment". Amounts, other than Letter of Credit Advances made by a Bank other than the Issuing Bank and other than Letter of Credit commissions under Section 2.05(c)(i), payable from time to time under or in connection with a Letter of Credit or Letter of Credit Agreement shall be for the sole account of the Issuing Bank. On the date that any assignee becomes a party to this Agreement in accordance with Section 9.07 hereof, Letter of Credit Participating Interests in all outstanding Letters of Credit held by the Bank from which such assignee acquired its interest hereunder shall be proportionately reallocated between such assignee and such assignor Bank (and, to the extent such assignor Bank is the Issuing Bank, the assignee Bank shall be deemed to have acquired a Letter of Credit Participating Interest from the Issuing Bank to such extent). Notwithstanding any other provision hereof, each Bank hereby agrees that its obligation to participate in each Letter of Credit, its obligation to make the payments specified in Section 2.02(e), and the right of the Issuing Bank to receive such payments in the manner specified therein, are each absolute, irrevocable and unconditional and shall not be affected by any event, condition or circumstance whatever. The failure of any Bank to make any such payment shall not relieve any other Bank of its funding obligation hereunder on the date due, but no Bank shall be responsible for the failure of any other Bank to meet its funding obligations hereunder.

         (e) Payment by Banks on Account of Unreimbursed Draws. If the Issuing Bank makes a payment under any Letter of Credit and is not reimbursed in full therefor on such payment date in accordance with Section 2.03(a), the Issuing Bank may notify the Administrative Agent thereof (which notice may be by telephone), and the Administrative Agent shall forthwith notify each Bank (which notice may be by telephone promptly confirmed in writing) thereof. No later than the Administrative Agent's close of business on the date such notice is given (if notice is given by 2:00 P.M. Charlotte, North Carolina time) or 10:00 A.M. Charlotte, North Carolina time the following day (if notice is given after 2:00 P.M. Charlotte, North Carolina time or in the case of any Bank whose Applicable Lending Office is located in Europe), each Bank will pay to the Administrative Agent, for the account of the Issuing Bank, in immediately available funds, an amount equal to such Bank's Pro Rata Share of the unreimbursed portion of such payment by the Issuing Bank. Amounts received by the Administrative Agent for the account of the Issuing Bank shall be forthwith transferred, in immediately available funds, to the Issuing Bank. If and to the extent that any Bank fails to make such payment to the Administrative Agent for the account of the Issuing Bank on such date, such Bank shall pay such amount on demand, together with interest, for the Issuing Bank's own account, for each day from and including the date such payment is due from such Bank to the Issuing Bank to but not including the date of repayment to the Issuing Bank (before and after judgment) at a rate per annum for each day (i) from and including the date such payment is due from such Bank to the Issuing Bank to and including the second Business Day thereafter equal to the Federal Funds Rate and (ii) thereafter equal to the Base Rate. For avoidance of doubt, it is understood and agreed by the Banks that Letters of Credit issued prior to the Expiration Date may, by their terms, remain outstanding after the Expiration Date and that the obligations of the Banks to make payments under this Section 2.02(e) shall continue from and after the Expiration Date until the expiration or termination of all Letters of Credit, subject to and in accordance with the terms hereof.

         (f) Letter of Credit Advances. The term "Letter of Credit Advance" is used in this Agreement in accordance with the meanings set forth in this paragraph 2.02(f). The making of any payment by the Issuing Bank under a Letter of Credit is sometimes referred to herein as the making of a Letter of Credit Advance by the Issuing Bank in the amount of such payment. The making of any payment by a Bank for the account of the Issuing Bank under
Section 2.02(e) on account of an unreimbursed drawing on a Letter of Credit is sometimes referred to herein as the making of a Letter of Credit Advance to the Applicable Account Party by such Bank. The making of such a Letter of Credit Advance by a Bank with respect to an unreimbursed drawing on a Letter of Credit shall reduce, by a like amount, the outstanding Letter of Credit Advance of the Issuing Bank with respect to such unreimbursed drawing.

         (g) Letter of Credit Reports. The Issuing Bank will furnish to the Administrative Agent prompt written notice of each issuance or renewal of a Letter of Credit (including the Available Amount and expiration date thereof), amendment to a Letter of Credit, cancellation of a Letter of Credit and payment on a Letter of Credit. The Administrative Agent will furnish (A) to each Bank prior to the tenth Business Day of each calendar quarter a written report summarizing issuance, renewal and expiration dates of Letters of Credit issued or renewed during the preceding calendar quarter and payments and reductions in Available Amount during such calendar quarter on all Letters of Credit and (B) to each Bank prior to the tenth Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

         SECTION 2.03      Repayment of Advances.

         (a) Account Parties' Reimbursement Obligation.

                  (i) Each Account Party hereby agrees to reimburse the Issuing Bank (by making payment to the Administrative Agent for the account of the Issuing Bank in accordance with Section 2.07) in the amount of each payment made by the Issuing Bank under any Letter of Credit issued for such Account Party's account, such reimbursement to be made on the date such payment under such Letter of Credit is made by the Issuing Bank (but not earlier than the date which is one Business Day after notice of such payment under such Letter of Credit or of the drawing giving rise to such payment under such Letter of Credit is given to such Account Party). Such reimbursement obligation shall be payable without further notice, protest or demand, all of which are hereby waived, and an action therefor shall immediately accrue. To the extent such payment by such Account Party is not timely made as provided in the first sentence of this clause (i), (x) such Account Party hereby agrees to pay to the Administrative Agent, for the respective accounts of the Issuing Bank and the Banks which have funded their respective shares of such amount remaining unpaid by such Account Party, on demand, interest thereon at a rate per annum for each day equal to 2% plus the Base Rate in effect on such day, and (y) each Account Party shall be deemed to have delivered an irrevocable and continuing Letter of Instruction to the Administrative Agent (which each Account Party hereby irrevocably authorizes the Administrative Agent to date the date that such payment to the Administrative Agent is due and payable and to deliver to the Persons identified therein) instructing the Administrative Agent to obtain, receive and apply at or after such time such part of the Collateral or the proceeds thereof as is equivalent to such reimbursement obligation and any interest thereon that may accrue prior to such application.

                  (ii) The obligation of each Account Party to reimburse the Issuing Bank for any payment made by the Issuing Bank under any Letter of Credit, and the obligation of each Bank under
         Section 2.02(e) with respect thereto, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, the applicable Letter of Credit Agreement and any other applicable agreement or instrument under all circumstances, including, without limitation, the following circumstances:

                           (A) any lack of validity or enforceability of
                  any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

                           (B) any change in the time, manner or place of
                  payment of, or in any other term of, all or any of the obligations of any Account Party or any other Person in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                           (C) the existence of any claim, set-off, defense
                  or other right that any Account Party or any other Person may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                           (D) any statement or any other document
                  presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (E) payment by the Issuing Bank under a Letter
                  of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

                           (F) any exchange, release or non-perfection of
                  any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the obligations of any Account Party or any other Person in respect of the L/C Related Documents; or

                           (G) any other circumstance or happening
                  whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Account Party or a guarantor.

         (b) Rescission. If any amount received by the Issuing Bank on account of any Letter of Credit Advance shall be avoided, rescinded or otherwise returned or paid over by the Issuing Bank for any reason at any time, whether before or after the termination of this Agreement (or the Issuing Bank believes in good faith that such avoidance, rescission, return or payment is required, whether or not such matter has been adjudicated), each Bank will (except to the extent a corresponding amount received by such Bank on account of its Letter of Credit Advance relating to the same payment on a Letter of Credit has been avoided, rescinded or otherwise returned or paid over by such Bank), promptly upon notice from the Administrative Agent or the Issuing Bank, pay over to the Administrative Agent for the account of the Issuing Bank its Pro Rata Share of such amount, together with its Pro Rata Share of any interest or penalties payable with respect thereto.

         SECTION 2.04 Termination or Reduction of the LC Commitment Amounts. The Parent may, upon at least three Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portion of the LC Commitment Amounts; provided, however, that each partial reduction (i) shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof, (ii) shall be made ratably among the Banks in accordance with their LC Commitment Amounts and (iii) shall automatically reduce the Issuing Bank's Letter of Credit Issuance Commitment Amount, as contemplated by the definition of that term.

         SECTION 2.05      Fees.

         (a) Commitment Fee. The Account Parties jointly and severally agree to pay to the Administrative Agent for the account of the Banks a commitment fee, from the Effective Date in the case of each Initial Bank and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Bank in the case of each other Bank until the Expiration Date, payable in arrears quarterly on the last Business Day of each March, June, September and December commencing December 31, 2002 and on the Expiration Date, at a rate equal to 0.08% per annum on the average daily Unused LC Commitment Amount of each Bank during such quarter (or shorter period); provided, however, that no commitment fee shall accrue on the LC Commitment Amount of a Defaulting Bank so long as such Bank shall be a Defaulting Bank.

         (b) Administrative Agent's Fees. The Account Parties jointly and severally agree to pay to the Administrative Agent for its own account such fees as may from time to time be agreed between the Parent and the Administrative Agent.

         (c) Letter of Credit Fees, Etc.

                  (i) The Account Parties jointly and severally agree to pay to the Administrative Agent for the account of each Bank a commission, payable in arrears quarterly on the last Business Day of each March, June, September and December commencing December 31, 2002 and on the Expiration Date, on such Bank's Pro Rata Share of the average daily aggregate Available Amount during such quarter (or shorter period) of all Letters of Credit outstanding from time to time at a rate equal to 0.30% per annum.

                  (ii) The Account Parties jointly and severally agree to pay to the Issuing Bank, for its own account, (x) the facing fee referred to the Fee Letter, on the terms set forth therein, and
         (y) the Issuing Bank's customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, relating to letters of credit as are from time to time in effect. With respect to the Existing Letters of Credit, Wachovia shall be entitled to receive the fees and other amounts provided for under this Section 2.05(c)(ii) (to the extent not previously paid to Wachovia pursuant to the Existing Reimbursement Agreement) as if the Existing Letters of Credit were issued hereunder on the Effective Date.

                  (iii) Notwithstanding the foregoing provisions of this
         Section 2.05(c), until the Tempest Life Effective Date, Tempest Life shall be obligated under this Section 2.05(c) only for the portion of such fees, commissions and charges allocable or attributable to Letters of Credit issued for its own account.

         SECTION 2.06      Increased Costs, Etc.

         (a) If, due to either (i) the introduction of or any change in or in the interpretation of, in each case after the date hereof, any law or regulation or (ii) the compliance with any guideline or request issued after the date hereof from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or the making of Letter of Credit Advances (excluding, for purposes of this Section 2.06, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.08 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Bank is organized or has its Applicable Lending Office or any political subdivision thereof), then the Account Parties jointly and severally agree to pay, from time to time, within five days after demand by such Bank (with a copy of such demand to the Administrative Agent), which demand shall include a statement of the basis for such demand and a calculation in reasonable detail of the amount demanded, to the Administrative Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to the Account Parties by such Bank, shall be conclusive and binding for all purposes, absent manifest error.

         (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation, in each case after the date hereof, or (ii) the compliance with any guideline or request issued after the date hereof from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the amount of capital required or expected to be maintained by any Bank or any corporation controlling such Bank as a result of or based upon the existence of such Bank's commitment to lend hereunder and other commitments of such type, then, within five days after demand by such Bank or such corporation (with a copy of such demand to the Administrative Agent), which demand shall include a statement of the basis for such demand and a calculation in reasonable detail of the amount demanded, the Account Parties jointly and severally agree to pay to the Administrative Agent for the account of such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank in the light of such circumstances, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's commitment to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the Account Parties by such Bank shall be conclusive and binding for all purposes, absent manifest error.

         (c) Each Bank shall promptly notify the Account Parties and the Administrative Agent of any event of which it has actual knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Bank's good faith judgment, otherwise disadvantageous to such Bank) to mitigate or avoid any obligation by the Account Parties to pay any amount pursuant to subsection (a) or (b) above or pursuant to
Section 2.08 (and, if any Bank has given notice of any such event and thereafter such event ceases to exist, such Bank shall promptly so notify the Account Parties and the Administrative Agent). Without limiting the foregoing, each Bank will designate a different Applicable Lending Office if such designation will avoid (or reduce the cost to the Account Parties of) any event described in the preceding sentence and such designation will not, in such Bank's good faith judgment, be otherwise disadvantageous to such Bank.

         (d) Notwithstanding the provisions of subsections (a) and (b) above or Section 2.08 (and without limiting subsection (c) above), if any Bank fails to notify the Account Parties of any event or circumstance that will entitle such Bank to compensation pursuant subsection (a) or (b) above or Section 2.08 within 120 days after such Bank obtains actual knowledge of such event or circumstance, then such Bank shall not be entitled to compensation from the Account Parties for any amount arising prior to the date which is 120 days before the date on which such Bank notifies the Account Parties of such event or circumstance. For avoidance of doubt, it is noted that the term "Bank" as used in this Section 2.06 and in other Sections of this Agreement includes the Issuing Bank in its capacity as such.

         SECTION 2.07      Payments and Computations.

         (a) The Account Parties shall make each payment hereunder irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.11), not later than 11:00 A.M. (Charlotte, North Carolina time) on the day when due, in U.S. dollars, to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by such Account Party is in respect of principal, interest, commitment fees or any other amount then payable hereunder to more than one Bank, to such Banks for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective amount then payable to such Banks and (ii) if such payment by such Account Party is in respect of any amount then payable hereunder to one Bank, to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder in respect of the interest assigned thereby to the Bank assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

         (b) Each Account Party hereby authorizes each Bank, if an Event of Default under Section 6.01(a) has occurred and is continuing, to charge from time to time against any or all of such Account Party's accounts with such Bank any amount that resulted in such Event of Default.

         (c) All computations of interest on Letter of Credit Advances (and any other amount payable by reference to the Base Rate) when the Base Rate is determined by reference to Wachovia's prime rate shall be made by the Administrative Agent on the basis of a year of 365 or, if applicable, 366 days; all other computations of interest, fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days. All such computations shall be made for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be.

         SECTION 2.08      Taxes.

         (a) Any and all payments by any Loan Party hereunder shall be made, in accordance with Section 2.07, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and each Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Bank or such Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Bank, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder being herein referred to as "Taxes"). If any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or to any Bank or any Agent, (i) the sum payable by such Loan Party shall be increased as may be necessary so that after such Loan Party and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.08) such Bank or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make all such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, each Loan Party shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or any other Loan Document (herein referred to as "Other Taxes").

         (c) Each Loan Party shall indemnify each Bank and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.08, imposed on or paid by such Bank or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification payment shall be made within 30 days from the date such Bank or such Agent (as the case may be) makes written demand therefor.

         (d) Within 30 days after the date of any payment of Taxes, each Loan Party shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder by or on behalf of a Loan Party through an account or branch outside the United States or by or on behalf of a Loan Party by a payor that is not a United States person, if such Loan Party determines that no Taxes are payable in respect thereof, such Loan Party shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 2.08, the terms "United States" and "United States person" shall have the meanings specified in Section 7701(a)(9) and 7701(a)(10) of the Internal Revenue Code, respectively.

         (e) Each Bank organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Bank or the Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it becomes a Bank in the case of each other Bank, and from time to time thereafter as requested in writing by the Parent (but only so long thereafter as such Bank remains lawfully able to do so), provide each of the Administrative Agent and the Parent with two original Internal Revenue Service forms W-8BEN or W-8ECI or (in the case of a Bank that has certified in writing to the Administrative Agent that it is not a "bank" as defined in Section 881(c)(3)(A) of the Internal Revenue Code) form W-8 (and, if such Bank delivers a form W-8, a certificate representing that such Bank is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Parent and is not a controlled foreign corporation related to the Parent (within the meaning of Section 864(d)(4) of the Internal Revenue Code)), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Bank is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or, in the case of a Bank providing a form W-8, certifying that such Bank is a foreign corporation, partnership, estate or trust. If the forms provided by a Bank at the time such Bank first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Bank provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Bank becomes a party to this Agreement, the Bank assignor was entitled to payments under subsection (a) of this Section 2.08 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Bank assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8BEN, W-8ECI or W-8 (and the related certificate described above), that the Bank reasonably considers to be confidential, the Bank shall give notice thereof to the Parent and shall not be obligated to include in such form or document such confidential information.

         (f) For any period with respect to which a Bank which may lawfully do so has failed to provide the Parent with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Bank shall not be entitled to indemnification under subsection
(a) or (c) of this Section 2.08 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Bank become subject to Taxes because of its failure to deliver a form required hereunder, the Parent shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

         (g) Each Bank represents and warrants to the Account Parties that, as of the date such Bank becomes a party to this Agreement, such Bank is entitled to receive payments hereunder from the Account Parties without deduction or withholding for or on account of any Taxes.

         SECTION 2.09 Sharing of Payments, Etc. If any Bank shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Bank hereunder at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Bank at such time to (ii) the aggregate amount of the Obligations due and payable to all Banks hereunder at such time) of payments on account of the Obligations due and payable to all Banks hereunder at such time obtained by all the Banks at such time or (b) on account of Obligations owing (but not due and payable) to such Bank hereunder at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Bank at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Banks hereunder at such time) of payments on account of the Obligations owing (but not due and payable) to all Banks hereunder at such time obtained by all of the Banks at such time, such Bank shall forthwith purchase from the other Banks such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price to the extent of such Bank's ratable share (according to the proportion of (i) the purchase price paid to such Bank to (ii) the aggregate purchase price paid to all Banks) of such recovery together with an amount equal to such Bank's ratable share
(according to the proportion of (i) the amount of such other Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Account
Party agrees that any Bank so purchasing an interest or participating interest from another Bank pursuant to this Section 2.09 may, to the fullest extent permitted by law, exercise all its rights of payment
(including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Bank were the direct creditor of such Account Party in the amount of such interest or participating interest, as the case may be.

         SECTION 2.10 Use of Letters of Credit. The Letters of Credit shall be used for the general corporate purposes of the Account Parties and their respective Subsidiaries.

         SECTION 2.11      Defaulting Banks.

         (a) In the event that, at any one time, (i) any Bank shall be a Defaulting Bank, (ii) such Defaulting Bank shall owe a Defaulted Amount to any Agent or any of the other Banks and (iii) any Account Party shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Bank, then the Administrative Agent may, on its behalf or on behalf of such other Banks and to the fullest extent permitted by applicable law, apply at such time the amount so paid by such Account Party to or for the account of such Defaulting Bank to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Banks, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent and such other Banks and, if the amount of such payment made by such Account Party shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent, such other Agents and such other Banks, in the following order of priority:

                  (i) first, to the Agents for any Defaulted Amounts then owing to the Agents;

                  (ii) second, to the Issuing Bank for any amount then due and payable to it, in its capacity as such, by such Defaulting Bank, ratably in accordance with such amounts then due and payable to the Issuing Bank; and

                  (iii) third, to any other Banks for any Defaulted Amounts then owing to such other Banks, ratably in accordance with such respective Defaulted Amounts then owing to such other Banks.

Any portion of such amount paid by such Account Party for the account of such Defaulting Bank remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) of this
Section 2.11.

         (b) In the event that, at any one time, (i) any Bank shall be a Defaulting Bank, (ii) such Defaulting Bank shall not owe a Defaulted Amount and (iii) any Account Party, any Agent or other Bank shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Bank, then such Account Party or such

Agent or such other Bank shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow and the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (b) shall be deposited by the Administrative Agent in an account with Wachovia in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (b). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Wachovia's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (b). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Bank and to pay any amount payable by such Defaulting Bank hereunder and under the other Loan Documents to the Administrative Agent or any other Bank, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

                  (i) first, to the Agents for any amounts then due and payable by such Defaulting Bank to the Agents hereunder;

                  (ii) second, to the Issuing Bank for any amount then due and payable to it, in its capacity as such, by such Defaulting Bank, ratably in accordance with such amounts then due and payable to such Issuing Bank; and

                  (iii) third, to any other Banks for any amount then due and payable by such Defaulting Bank to such other Banks hereunder, ratably in accordance with such respective amounts then due and payable to such other Banks.

In the event that any Bank that is a Defaulting Bank shall, at any time, cease to be a Defaulting Bank, any funds held by the Administrative Agent in escrow at such time with respect to such Bank shall be distributed by the Administrative Agent to such Bank and applied by such Bank to the Obligations owing to such Bank at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

         (c) The rights and remedies against a Defaulting Bank under this
Section 2.11 are in addition to other rights and remedies that any Agent or any Bank may have against such Defaulting Bank with respect to any Defaulted Amount.

         SECTION 2.12 Replacement of Affected Bank. At any time any Bank is an Affected Bank, the Account Parties may replace such Affected Bank as a party to this Agreement with one or more other Banks and/or Eligible Assignees, and upon notice from the Account Parties such Affected Bank shall assign pursuant to an Assignment and Acceptance, and without recourse or warranty, its LC Commitment Amount, its Letter of Credit Advances, its obligations to fund Letter of Credit payments, its participation in, and its rights and obligations with respect to, Letters of Credit, and all of its other rights and obligations hereunder to such other Banks and/or Eligible Assignees for a purchase price equal to the sum of the principal amount of the Letter of Credit Advances so assigned, all accrued and unpaid interest thereon, such Affected Bank's ratable share of all accrued and unpaid fees payable pursuant to Section 2.05 and all other Obligations owed to such Affected
Bank hereunder.

         SECTION 2.13 Certain Provisions Relating to the Issuing Bank and Letters of Credit.

         (a) Letter of Credit Agreements. The representations, warranties and covenants by the Account Parties under, and the rights and remedies of the Issuing Bank under, any Letter of Credit Agreement relating to any Letter of Credit are in addition to, and not in limitation or derogation of, representations, warranties and covenants by the Account Parties under, and rights and remedies of the Issuing Bank and the Banks under, this Agreement and applicable law. Each Account Party acknowledges and agrees that all rights of the Issuing Bank under any Letter of Credit Agreement shall inure to the benefit of each Bank to the extent of its Letter of Credit Participating Interest Commitment and Letter of Credit Advances as fully as if such Bank was a party to such Letter of Credit Agreement. In the event of any inconsistency between the terms of this Agreement and any Letter of Credit Agreement, this Agreement shall prevail.

         (b) Certain Provisions. The Issuing Bank shall have no duties or responsibilities to any Agent or any Bank except those expressly set forth in this Agreement, and no implied duties or responsibilities on the part of the Issuing Bank shall be read into this Agreement or shall otherwise exist. The duties and responsibilities of the Issuing Bank to the Banks and the Agents under this Agreement and the other Loan Documents shall be mechanical and administrative in nature, and the Issuing Bank shall not have a fiduciary relationship in respect of any Agent, any Bank or any other Person. The Issuing Bank shall not be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any Loan Document or Letter of Credit, except to the extent resulting from the gross negligence or willful misconduct of the Issuing Bank, as finally determined by a court of competent jurisdiction. The Issuing Bank shall not be under any obligation to ascertain, inquire or give any notice to any Agent or any Bank relating to (i) the performance or observance of any of the terms or conditions of this Agreement or any other Loan Document on the part of any Account Party, (ii) the business, operations, condition (financial or otherwise) or prospects of the Account Parties or any other Person, or (iii) the existence of any Default. The Issuing Bank shall not be under any obligation, either initially or on a continuing basis, to provide any Agent or any Bank with any notices, reports or information of any nature, whether in its possession presently or hereafter, except for such notices, reports and other information expressly required by this Agreement to be so furnished. The Issuing Bank shall not be responsible for the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of this Agreement or any Loan Document.

         (c) Administration. The Issuing Bank may rely upon any notice or other communication of any nature (written, electronic or oral, including but not limited to telephone conversations and transmissions through the Issuing Bank's remote access system, whether or not such notice or other communication is made in a manner permitted or required by this Agreement or any other Loan Document) purportedly made by or on behalf of the proper party or parties, and the Issuing Bank shall not have any duty to verify the identity or authority of any Person giving such notice or other communication. The Issuing Bank may consult with legal counsel (including, without limitation, in-house counsel for the Issuing Bank or in-house or other counsel for the Account Parties), independent public accountants and any other experts selected by it from time to time, and the Issuing Bank shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or experts. Whenever the Issuing Bank shall deem it necessary or desirable that a matter be proved or established with respect to any Account Party, any Agent or any Bank, such matter may be established by a certificate of such Account Party, such Agent or such Bank, as the case may be, and the Issuing Bank may conclusively rely upon such certificate. The Issuing Bank shall not be deemed to have any knowledge or notice of the occurrence of any Default unless the Issuing Bank has received notice from a Bank, an Agent or an Account Party referring to this Agreement, describing such Default, and stating that such notice is a "notice of default".

         (d) Indemnification of Issuing Bank by Banks. Each Bank hereby agrees to reimburse and indemnify the Issuing Bank and each of its directors, officers, employees and agents (to the extent not reimbursed by the Account Parties and without limitation of the obligations of the Account Parties to do so), in accordance with its Pro Rata Share, from and against any and all amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature (including, without limitation, the reasonable fees and disbursements of counsel (other than in-house counsel) for the Issuing Bank or such other Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Issuing Bank or such other Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Issuing Bank, in its capacity as such, or such other Person, as a result of, or arising out of, or in any way related to or by reason of, this Agreement, any other Loan Document or any Letter of Credit, any transaction from time to time contemplated hereby or thereby, or any transaction financed in whole or in part or directly or indirectly with the proceeds of any Letter of Credit, provided, that no Bank shall be liable for any portion of such amounts, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements to the extent resulting from the gross negligence or willful misconduct of the Issuing Bank or such other Person, as finally determined by a court of competent jurisdiction.

         (e) Issuing Bank in its Individual Capacity. With respect to its commitments and the obligations owing to it, the Issuing Bank shall have the same rights and powers under this Agreement and each other Loan Document as any other Bank and may exercise the same as though it were not the Issuing Bank, and the term "Banks" and like terms shall include the Issuing Bank in its individual capacity as such. The Issuing Bank and its affiliates may, without liability to account to any Person, make loans to, accept deposits from, acquire debt or equity interests in, act as trustee under indentures of, act as agent under other credit facilities for, and engage in any other business with, any Account Party and any stockholder, subsidiary or affiliate of any Account Party, as though the Issuing Bank were not the Issuing Bank hereunder.

         SECTION 2.14 Downgrade Event with Respect to a Bank.

         (a) If a Downgrade Event shall occur with respect to (i) any Downgraded Bank or (ii) any other Bank and, as a result thereof, such other Bank becomes a Downgraded Bank, then the Issuing Bank may, by notice to such Downgraded Bank, the Administrative Agent and the Parent within 45 days after such Downgrade Event (any such notice, a "Downgrade Notice"), request that the Account Parties use reasonable efforts to replace such Bank as a party to this Agreement pursuant to Section 2.12. If such Bank is not so replaced within 45 days after receipt by the Account Parties of such Downgrade Notice, then (x) if no Default exists and such Downgraded Bank has not exercised its right to remain a Bank hereunder pursuant to clause
(y) below, the following shall occur concurrently:

                           (A) the Committed Facility shall be reduced by
                  the amount of the LC Commitment Amount of such Downgraded
                  Bank,

                           (B) the Account Parties shall prepay all amounts
                  owed to such Downgraded Bank hereunder or in connection herewith

                           (C) if, upon the reduction of the Committed
                  Facility under clause (A) above and the payment under clause (B) above, the sum of the principal amount of all Advances plus the Available Amount of all Letters of Credit (valuing the Available Amount of, and Letter of Credit Advances of the Issuing Bank in respect of, any Non-Dollar Letter of Credit at the Dollar Equivalent thereof as of the time of such calculation) would exceed the amount of the Committed Facility, then the Account Parties will immediately eliminate such excess by paying Advances and/or causing the Available Amount of one or more Letters of Credit to be reduced, and

                           (D) upon completion of the events described in
                  clauses (A), (B) and (C) above, such Downgraded Bank shall cease to be a party to this Agreement;

or (y) if a Default exists or, not later than 30 days after receipt of such Downgrade Notice, such Downgraded Bank notifies the Account Parties, the Issuing Bank and the Administrative Agent that such Downgraded Bank elects to provide (in a manner reasonably satisfactory to the Issuing Bank) cash collateral to the Issuing Bank for (or if such Downgraded Bank is unable, without regulatory approval, to provide cash collateral, a letter of credit reasonably satisfactory to the Issuing Bank covering) its contingent obligations to reimburse the Issuing Bank for any payment under any Letter of Credit as provided in Section 2.02(e) (its "LC Participation Obligations"), such Downgraded Bank shall be obligated to (and each Bank agrees that in such circumstances it will) deliver to the Issuing Bank (I) immediately, cash collateral (or, as aforesaid, a letter of credit) in an amount equal to its LC Participation Obligations and (II) from time to time thereafter (so long as it is a Downgraded Bank), cash collateral (or, as aforesaid, a letter of credit) sufficient to cover any increase in its LC Participation Obligations as a result of any proposed issuance of or increase in a Letter of Credit. Any funds provided by a Downgraded Bank for such purpose shall be maintained in a segregated deposit account in the name of the Issuing Bank at the Issuing Bank's principal office in the United States (a "Downgrade Account"). The funds so deposited in any Downgrade Account (or any drawing under such a letter of credit) shall be used only in accordance with the following provisions of this Section 2.14.

         (b) If any Downgraded Bank shall be required to fund its participation in a payment under a Letter of Credit pursuant to Section 2.02(e), then the Issuing Bank shall apply the funds deposited in the applicable Downgrade Account by such Downgraded Bank (or any drawing under such a letter of credit) to fund such participation. The deposit of funds in a Downgrade Account by any Downgraded Bank (or any drawing under such a letter of credit) shall not constitute a Letter of Credit Advance (and the Downgraded Bank shall not be entitled to interest on such funds except as provided in clause (c) below) unless and until (and then only to the extent that) such funds (or any drawing under such a letter of credit) are used by the Issuing Bank to fund the participation of such Downgraded Bank pursuant to the first sentence of this clause (b).

         (c) Funds in a Downgrade Account shall be invested in such investments as may be agreed between the Issuing Bank and the applicable Downgraded Bank, and the income from such investments shall be distributed to such Downgraded Bank from time to time (but not less often than monthly) as agreed between the Issuing Bank and such Downgraded Bank. The Issuing Bank will (i) from time to time, upon request by a Downgraded Bank, release to such Downgraded Bank any amount on deposit in the applicable Downgrade Account in excess of the LC Participation Obligations of such Downgraded Bank (or, if applicable, not draw under any such letter of credit in excess of the L/C Participation Obligations of such Downgraded Bank) and (ii) upon the earliest to occur of (A) the effective date of any replacement of such Downgraded Bank as a party hereto pursuant to an Assignment and Acceptance,
(B) the termination of such Downgraded Bank's LC Commitment Amount pursuant to clause (a) or (C) the first Letter of Credit Business Day after receipt by the Issuing Bank of evidence (reasonably satisfactory to the Issuing
Bank) that such Bank is no longer a Downgraded Bank, release to such Bank all amounts on deposit in the applicable Downgrade Account (or, if applicable, return such letter of credit to such Bank for cancellation).

         (d) At any time any Downgraded Bank is required to maintain cash collateral with the Issuing Bank pursuant to this Section 2.14, the Issuing Bank shall have no obligation to issue or increase any Letter of Credit unless such Downgraded Bank has provided sufficient funds as cash collateral to the Issuing Bank to cover all LC Participation Obligations of such Downgraded Bank (including in respect of the Letter of Credit to be issued or increased).

         SECTION 2.15 Downgrade Event or Other Event with Respect to the Issuing Bank. At any time that the Issuing Bank is a Downgraded Bank or at such other times as the Issuing Bank and the Account Parties may agree, the Account Parties may, upon not less than three Letter of Credit Business Days' notice to the Issuing Bank (in this Section sometimes referred to as the "Old Issuing Bank") and the Administrative Agent, designate any Bank (so long as such Bank has agreed to such designation) as an additional "Issuing Bank" hereunder (in this Section sometimes referred to as the "New Issuing Bank"). Such notice shall specify the date (which shall be a Letter of Credit Business Day) on which the New Issuing Bank is to become an additional "Issuing Bank" hereunder. From and after such date, all new Letters of Credit requested to be issued hereunder shall be issued by the New Issuing Bank. From and after such date (and until the first date on which no Letters of Credit issued by the Old Issuing Bank are outstanding and no reimbursement obligations are owed to the Old Issuing Bank, on which date the Old Issuing Bank shall cease to be an Issuing Bank hereunder), references in this Agreement to the "Issuing Bank" shall be deemed to refer
(a) to the Old Issuing Bank, with respect to Letters of Credit issued by it, (b) to the New Issuing Bank, with respect to Letters of Credit issued or to be issued by it, and (c) to each of the Old Issuing Bank and the New Issuing Bank, with respect to other matters. Notwithstanding the fact that an Old Issuing Bank shall cease to be an "Issuing Bank" hereunder, all of the exculpatory, indemnification and similar provisions hereof in favor of the "Issuing Bank" shall inure to such Old Issuing Bank's benefit as to any actions taken or omitted by it while it was an "Issuing Bank" under this Agreement. The Account Parties agree that after any appointment of a New Issuing Bank hereunder, the Account Parties shall use reasonable commercial efforts to promptly replace (or otherwise cause the applicable beneficiary to return to the Old Issuing Bank for cancellation) each letter of credit issued by the Old Issuing Bank with a Letter of Credit issued by the New Issuing Bank.

         SECTION 2.16  Non-Dollar Letters of Credit.

         (a) The Account Parties, the Administrative Agent, the Issuing Bank and the Banks (i) agree that the Issuing Bank may (in its sole discretion) issue Letters of Credit ("Non-Dollar Letters of Credit") in currencies other than U.S. dollars and (ii) further agree as set forth in the following paragraphs of this Section with respect to such Non-Dollar Letters of Credit.

         (b) The Account Parties agree that their reimbursement obligations under Section 2.03(a) and any resulting Letter of Credit Advance, in each case in respect of a drawing under any Non-Dollar Letter of Credit, (i) shall be payable in Dollars at the Dollar Equivalent of such obligation in the currency in which such Non-Dollar Letter of Credit was issued (determined on the date of payment by the Account Parties or, in the event of payment by the Banks pursuant to Section 2.02(e), on the date of such payment by the Banks), and (ii) shall bear interest at a rate per annum equal to the Base Rate plus 2%, for each day from and including the date on which the Applicable Account Party is to reimburse the Issuing Bank pursuant to Section 2.03(a) to but excluding the date such obligation is paid in full.

         (c) Each Bank agrees that its obligation to pay the Issuing Bank such Bank's Pro Rata Share of the unreimbursed portion of any payment by the Issuing Bank under Section 2.02(e) in respect of a drawing under any Non-Dollar Letter of Credit shall be payable in Dollars at the Dollar Equivalent of such obligation in the currency in which such Non-Dollar Letter of Credit was issued (calculated on the date of payment), and any such amount which is not paid when due shall bear interest at a rate per annum equal to the Overnight Rate plus, beginning on the third Business Day after such amount was due, 2%.

         (d) For purposes of determining whether there is availability for the Account Parties to request any Advance or to request the issuance or extension of, or any increase in, any Letter of Credit, the Dollar Equivalent amount of the Available Amount of each Non-Dollar Letter of

Credit shall be calculated as of the date such Advance is to be made or such Letter of Credit is to be issued, extended or increased.

         (e) For purposes of determining the letter of credit fee under
Section 2.05(c), the Dollar Equivalent amount of the Available Amount of any Non-Dollar Letter of Credit shall be determined on each of (1) the date of an issuance, extension or change in the Available Amount of such Non-Dollar Letter of Credit, (2) the date of any payment by the Issuing Bank in respect of a drawing under such Non-Dollar Letter of Credit, (3) the last Business Day of each March, June, September and December and (4) each day on which the LC Commitment Amounts are to be reduced pursuant to
Section 2.04 (it being understood that no requested reduction shall be permitted to the extent that, after making a calculation pursuant to this clause (e), such reduction would be greater than the unused portion of the LC Commitment Amounts).

         (f) If, on the last Business Day of each March, June, September and December, the sum of the principal amount of all Advances plus the Available Amount of all Letters of Credit (valuing the Available Amount of, and Letter of Credit Advances in respect of, any Non-Dollar Letter of Credit at the Dollar Equivalent thereof as of such day) would exceed the amount of the Committed Facility, then the Account Parties will immediately eliminate such excess by paying Advances and/or causing the Available Amount of one or more Letters of Credit to be reduced.

         (g) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due in respect of any Non-Dollar Letter of Credit in one currency into another currency, the rate of exchange used shall be that at which in accordance with its normal banking procedures the Issuing Bank could purchase the first currency with such other currency on the Letter of Credit Business Day preceding that on which final judgment is given. The obligation of any Account Party in respect of any such sum due from it to the Issuing Bank or any Bank hereunder shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement and the applicable Non-Dollar Letter of Credit (the "Agreement Currency"), be discharged only to the extent that on the Letter of Credit Business Day following receipt by the Issuing Bank or such Bank of any sum adjudged to be so due in the Judgment Currency, the Issuing Bank or such Bank may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Issuing Bank or such Bank in the Agreement Currency, the Applicable Account Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Issuing Bank or such Bank, as applicable, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Issuing Bank or such Bank in such currency, the Issuing Bank and each Bank agrees to return the amount of any excess to the Applicable Account Party (or to any other Person who may be entitled thereto under applicable law).

         (h) For purposes of this Section, "Dollar Equivalent" means, in relation to an amount denominated in a currency other than U.S. dollars, the amount of U.S. dollars which could be purchased with such amount by the Issuing Bank in accordance with its customary procedures (and giving effect to any transaction costs) at the quoted foreign exchange spot rate of the Issuing Bank at the time of determination; and "Overnight Rate" means, for any day, the rate of interest per annum at which overnight deposits in the applicable currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by the Issuing Bank to major banks in the London or other applicable offshore interbank market. The Overnight Rate for any day which is not a Letter of Credit Business Day (or on which dealings are not carried on in the applicable offshore interbank market) shall be the Overnight Rate for the immediately preceding Letter of Credit Business Day.

         SECTION 2.17          Collateral.

         (a) Pursuant to the Security Documents and as collateral security for the payment and performance of the Obligations, the Account Parties shall grant and convey, or cause to be granted and conveyed, to the Administrative Agent for its benefit and the benefit of the Banks, a Lien and security interest in, to and upon the Collateral, prior and superior to all other Liens. Each Account Party shall cause the Collateral to be charged or pledged and be made subject to the Security Documents (in form and substance acceptable to the Administrative Agent) necessary for the perfection of the Lien and security interest in, to and upon the Collateral and for the exercise by the Administrative Agent and the Banks of their rights and remedies hereunder and thereunder. Notwithstanding the foregoing, and for the sake of clarity, until the Tempest Life Effective Date, the Obligations secured by any Collateral pledged by Tempest Life shall not include any Obligations of Tempest Life under Article VII of this Agreement.

         (b) (i) On the Letter of Credit Business Day immediately preceding the proposed date of issuance or renewal of a Letter of Credit under
Section 2.02(a), (ii) within ten (10) Business Days after the end of each calendar month, and (iii) at and as of such other times as the Administrative Agent or the Required Banks may reasonably request in its (or their) sole discretion, the Account Parties shall deliver or cause to be delivered to the Administrative Agent a certificate executed by the Parent, in the form of Exhibit B or otherwise in a form reasonably satisfactory to the Administrative Agent (which form may vary depending on the frequency of the delivery of such certificate), setting forth the Letter of Credit Outstandings, the Collateral Value of the Collateral by category and in the aggregate, and such other information as the Administrative Agent may reasonably request (such certificate, a "Collateral Value Report"). Such certificate shall be subject to review and verification by the Administrative Agent, it being understood and agreed that the Administrative Agent shall have the right to redetermine the Collateral Value of the Collateral in accordance with the terms and provisions of this Agreement and the Security Documents.

                                ARTICLE III

          CONDITIONS OF LENDING AND ISSUANCES OF LETTERS OF CREDIT

         SECTION 3.01 Conditions Precedent to Effective Date. The occurrence of the Effective Date, and the obligation of the Issuing Bank to issue any Letter of Credit on the Effective Date, is subject to the satisfaction of the following conditions precedent:

                  (i) The Administrative Agent shall have received the following, each dated the Effective Date (unless otherwise specified), in form and substance reasonably satisfactory to the Administrative Agent (unless otherwise specified) and in sufficient copies for each Bank:

                           (A) Copies of the Pledge and Security Agreement,
                  duly completed and executed by each Account Party that is a party thereto, the State Street Control Agreements, each duly completed and executed by State Street and by the Account Party that is a party thereto, and the State Street Custodial Agreements.

                           (B) Certified copies of the resolutions of the
                  Board of Directors of each Loan Party approving the transactions contemplated by the Loan Documents and each Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with transactions contemplated by the Loan Documents and each Loan Document to which it is or is to be a party.

                           (C) A copy of a certificate of the Secretary of
                  State or other appropriate official of the jurisdiction of incorporation of each Loan Party, dated reasonably near the Effective Date, certifying as to the good standing (or existence) of such Loan Party.

                           (D) A certificate of each Loan Party, signed on
                  behalf of such Loan Party by its President or a Vice President (or equivalent officer if such Loan Party has no Vice President) and its Secretary or any Assistant Secretary (the statements made in which certificate shall be true on and as of the Effective Date), certifying as to (1) a true and correct copy of the constitutional documents of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(a)(i)(B) were adopted and on the Effective Date, (2) the due incorporation and good standing or valid existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (3) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the Effective Date and (4) the absence of any event occurring and continuing, or resulting from the Effective Date, that constitutes a Default.

                           (E) A certificate of the Secretary or an
                  Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

                           (F) A favorable opinion of (1) Maples and
                  Calder, Cayman Islands counsel for the Parent, in substantially the form of Exhibit C-1 hereto and as to such other matters as any Bank through the Administrative Agent may reasonably request, (2) Mayer, Brown, Rowe & Maw, New York counsel for the Loan Parties, in substantially the form of Exhibit C-2 hereto and as to such other matters as any Bank through the Administrative Agent may reasonably request, and (3) Conyers Dill & Pearman, Bermuda counsel for ACE Bermuda, Tempest Life and Tempest, in substantially the form of Exhibit C-3 hereto and as to such other matters as any Bank through the Administrative Agent may reasonably request.

                  (ii) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (x) could be reasonably expected to have a Material Adverse Effect or (y) would reasonably be expected to materially adversely affect the legality, validity or enforceability of any Loan Document or the other transactions contemplated by the Loan Documents.

                  (iii) No development or change shall have occurred after December 31, 2001, and no information shall have become known after such date, that has had or could reasonably be expected to have a Material Adverse Effect.

                  (iv) The Account Parties shall have paid all accrued fees of the Administrative Agent and the Banks and all accrued expenses of the Administrative Agent (including the accrued fees and expenses of counsel to the Administrative Agent and local counsel on behalf of all of the Banks), in each case to the extent then due and payable.

                  (v) The Administrative Agent shall have received evidence satisfactory to it that all obligations of any Account Party outstanding under the Existing Reimbursement Agreement (other than fees and expenses of Wachovia's counsel) have been repaid and satisfied in full and that, concurrently with the effectiveness of this Agreement, the LC Commitment Amounts (as defined therein) under the Existing Reimbursement Agreement have been reduced to zero, and Wachovia shall have agreed, by its execution and delivery of this Agreement, that the Existing Letters of Credit issued under the Existing Reimbursement Agreement shall become Letters of Credit hereunder as of the Effective Date.

         SECTION 3.02 Conditions Precedent to Each Issuance, Extension or Increase of a Letter of Credit. The obligation of the Issuing Bank to issue, extend or increase a Letter of Credit (including any issuance on the Effective
Date) shall be subject to the further conditions precedent that on the date of such issuance, extension or increase (a) the following statements shall be true (and each request for issuance, extension, or increase, and the acceptance by the Account Party that requested such issuance, extension or increase shall constitute a representation and warranty by such Account
Party that both on the date of such notice and on the date of such issuance, extension or increase such statements are true):

                  (i) the representations and warranties contained in each Loan Document are correct in all material respects on and as of such date, before and after giving effect to such issuance, extension or increase, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other the date of such issuance, extension or increase, in which case as of such specific date (provided, however, that the representation and warranty contained in the last sentence of Section 4.01(g) shall be excluded from this clause (i) at all times after (but shall be included on and as of) the Effective Date); and

                  (ii) no Default has occurred and is continuing, or would result from such issuance, extension or increase;

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Bank or the Issuing Bank through the Administrative Agent may reasonably request.

         SECTION 3.03 Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Bank shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Banks unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Bank prior to the Effective Date specifying its objection thereto, provided that such Bank has been given at least one Business Day's notice that the final form of such document or matter is available for its review.

                                ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES

         SECTION 4.01 Representations and Warranties of the Account Parties. Each Account Party represents and warrants as follows:

         (a) Each Loan Party and each of its Subsidiaries (i) is duly organized or formed, validly existing and, to the extent such concept applies, in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) is duly qualified and in good standing as a foreign corporation or other entity in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except where the failure to have any license, permit or other approval would not be reasonably likely to have a Material Adverse Effect. All of the outstanding Equity Interests in each Account Party (other than the Parent) have been validly issued, are fully paid and non-assessable and (except for any Preferred Securities issued after the date of this Agreement) are owned, directly or indirectly, by the Parent free and clear of all Liens.

         (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party as of the Effective Date.

         (c) The execution, delivery and performance by each Loan Party of each Loan Document to which it is or is to be a party and the consummation of the transactions contemplated by the Loan Documents, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's constitutional documents, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

         (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Loan Document to which it is or is to be a party or the other transactions contemplated by the Loan Documents, or (ii) the exercise by the Administrative Agent or any Bank of its rights under the Loan Documents, except for the authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.

         (e) This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

         (f) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) would reasonably be expected to affect the legality, validity or enforceability of any Loan Document or the transactions contemplated by the Loan Documents.

         (g) The Consolidated balance sheets of the Parent and its Subsidiaries as at December 31, 2001, and the related Consolidated statements of income and of cash flows of the Parent and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of PricewaterhouseCoopers LLP, independent public accountants, and the Consolidated balance sheets of the Parent and its Subsidiaries as at June 30, 2002, and the related Consolidated statements of income and cash flows of the Parent and its Subsidiaries for the six months then ended, duly certified by the Chief Financial Officer of the Parent, copies of which have been furnished to each Bank, fairly present, subject, in the case of said balance sheet as at June 30, 2002, and said statements of income and cash flows for the six months then ended, to year-end audit adjustments, the Consolidated financial condition of the Parent and its Subsidiaries as at such dates and the Consolidated results of operations of the Parent and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis (subject, in the case of the June 30, 2002 balance sheet and statements, to the absence of footnotes). Since December 31, 2001, there has been no Material Adverse Change.

         (h) The Parent has delivered to the Administrative Agent a true and correct copy of each State Street Custodial Agreement as in effect as of the date of this Agreement. Each State Street Custodial Agreement is in full force and effect and no default or event of default by any Account Party exists thereunder.

         (i) No written information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Bank in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading as at the date it was dated (or if not dated, so delivered).

         (j) Margin Stock will constitute less than 25% of the value of those assets of any Account Party which are subject to any limitation on sale, pledge or other disposition hereunder. None of the Collateral constitutes or will constitute Margin Stock.

         (k) Neither any Loan Party nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by any Account Party, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

         (l) Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that is reasonably likely to have a Material Adverse Effect.

         (m) Each Loan Party is, individually and together with its Subsidiaries, Solvent.

         (n) Except to the extent that any and all events and conditions under clauses (i) through (vi) below of this paragraph (n) in the aggregate are not reasonably expected to have a Material Adverse Effect:

                  (i) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Pension Plan, copies of which have been filed with the Internal Revenue Service, is complete and accurate and fairly presents the funding status of such Pension Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

                  (ii) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

                  (iii) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

                  (iv) With respect to each scheme or arrangement mandated by a government other than the United States (a "Foreign Government Scheme or Arrangement") and with respect to each employee benefit plan that is not subject to United States law maintained or contributed to by any Loan Party or with respect to which any Subsidiary of any Loan Party may have liability under applicable local law (a "Foreign Plan"):

                           (x) Any employer and employee contributions
                  required by law or by the terms of any Foreign Government

                  Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices.

                           (y) The fair market value of the assets of each
                  funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles.

                           (z) Each Foreign Plan required to be registered
                  has been registered and has been maintained in good standing with applicable regulatory authorities.

                  (v) To the extent the assets of any Loan Party are or are deemed under applicable law to be "plan assets" within the meaning of Department of Labor Regulation ss. 2510.3-101, the execution, delivery and performance of the Loan Documents and the consummation of the transactions contemplated therein will not result in a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

                  (vi) During the twelve-consecutive-month period to the date of the execution and delivery of this Agreement and prior to the request for any Letter of Credit to be issued hereunder, no steps have been taken to terminate any Pension Plan, no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under section 302(f) of ERISA and no minimum funding waiver has been applied for or is in effect with respect to any Pension Plan. No condition exists or event or transaction has occurred or is reasonably expected to occur with respect to any Pension Plan which could result in any Loan Party or any ERISA Affiliate incurring any material liability, fine or penalty.

         (o) In the ordinary course of its business, each Account Party reviews the effect of Environmental Laws on the operations and properties of such Account Party and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, and any actual or potential liabilities to third parties and any related costs and expenses). On the basis of this review, each Account Party has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect. The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, except for non-compliances which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries that would reasonably be expected to have a

Material Adverse Effect; and there are no Environmental Actions pending or threatened against any Loan Party or its Subsidiaries, and no circumstances exist that could be reasonably likely to form the basis of any such Environmental Action, which (in either case), individually or in the aggregate with all other such pending or threatened actions and circumstances, would reasonably be expected to have a Material Adverse Effect.

         (p) Each Loan Party and each of its Subsidiaries has filed, has caused to be filed or has been included in all material federal tax returns and all other material tax returns required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties, except to the extent contested in good faith and by appropriate proceedings (in which case adequate reserves have been established therefor in accordance with GAAP).

         (q) Set forth on Schedule II hereto is a list of all letters of credit that were issued under the Existing Reimbursement Agreement and that are outstanding as of the Effective Date.

                                 ARTICLE V

                      COVENANTS OF THE ACCOUNT PARTIES

         SECTION 5.01 Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Bank shall have any Letter of Credit Participating Interest Commitment or commitment to issue a Letter of Credit hereunder, each Account Party will:

         (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with Environmental Laws, Environmental Permits, ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

         (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful material claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither any Account Party nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

         (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Parent or such Subsidiary operates (it being understood that the foregoing shall not apply to maintenance of reinsurance or similar matters which shall be solely within the reasonable business judgment of the Parent and its Subsidiaries).

         (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that the Parent and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(c) and provided further that neither the Parent nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of the Parent or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Parent, such Subsidiary or the Banks.

         (e) Visitation Rights. At any reasonable time and from time to time upon prior notice, permit the Administrative Agent (upon request made by any Agent or any Bank), or any agents or representatives thereof, at the expense (so long as no Default has occurred and is continuing) of such Agent or such Bank, as the case may be, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Parent and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Parent and any of its Subsidiaries with any of their officers or directors and with, so long as a representative of the Parent is present, their independent certified public accountants.

         (f) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Parent and each such Subsidiary sufficient to permit the preparation of financial statements in accordance with GAAP.

         (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

         (h) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates (other than any such transactions between Loan Parties or wholly owned Subsidiaries of Loan Parties) on terms that are fair and reasonable and no less favorable than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

         (i) Pari Passu Ranking. Ensure that at all times the claims of the Banks, the Issuing Bank and the Agents against it under the Loan Documents will rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for claims which are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application or are mandatorily preferred by law applying to insurance companies generally.

         (j) Additional Collateral. Comply with the provisions of this Section regarding any new or additional Collateral. The Account Parties may from time to time add Collateral to the State Street Custodial Accounts without the necessity of executing or delivering any documents pursuant to this Agreement (but subject to the provisions of Section 5.02(g)). The Account Parties may from time to time pledge new or additional Collateral contained in Custodial Accounts other than the State Street Custodial Accounts by executing and delivering to the Administrative Agent either a supplement to the Pledge and Security Agreement in the form attached thereto (in the case of any new Custodial Account maintained with State Street), or a new pledge and security agreement (in substantially the form of the Pledge and Security Agreement) or other pledge agreement, security agreement or charge (in the case of any new Custodial Account maintained with another Custodian), in form and substance reasonably satisfactory to the Administrative Agent, and by causing to be executed and delivered to the Administrative Agent a control agreement or such other Security Documents as the Administrative Agent shall reasonably require together with such other documents, certificates and opinions (including opinions as to the validity and perfection of the Administrative Agent's Lien on such Collateral), in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent may reasonably request in connection therewith; and the applicable Account Parties will take such other action as the Administrative Agent may reasonably request to create in favor of the Administrative Agent a perfected security interest in and Lien on the Collateral being pledged pursuant to the documents described above.
         (k) Custodial Account Statements. Cause to be delivered to the Administrative Agent, promptly upon receipt after the end of each calendar month, a monthly statement of each Custodial Account prepared by the Custodian thereof, showing the assets credited to such account as of the date of such statement.

         SECTION 5.02 Negative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Bank shall have any Letter of Credit Participating Interest Commitment or commitment to issue a Letter of Credit hereunder, each of the Account Parties will not, at any time:

         (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or assign or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:

                  (i)      Permitted Liens;

                  (ii) Liens described on Schedule 5.02(a) hereto;

                  (iii) purchase money Liens upon or in real property or equipment acquired or held by the Parent or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition or within 180 days following such acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;

                  (iv) Liens arising in connection with Capitalized Leases; provided that no such Lien shall extend to or cover any assets other than the assets subject to such Capitalized Leases;

                  (v) (A) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event, (B) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Parent or any of it Subsidiaries in accordance with Section 5.02(c) and not created in contemplation of such event and (C) any Lien existing on any asset prior to the acquisition thereof by the Parent or any of its Subsidiaries and not created in contemplation of such acquisition;

                  (vi) Liens securing obligations under credit default swap transactions determined by reference to, or Contingent Obligations in respect of, Debt issued by the Parent or one of its Subsidiaries; such Debt not to exceed an aggregate principal amount of $550,000,000;

                  (vii) Liens arising in the ordinary course of its business which (A) do not secure Debt and (B) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

                  (viii) Liens on cash and Approved Investments securing Hedge Agreements arising in the ordinary course of business;

                  (ix) other Liens securing Debt or other obligations outstanding in an aggregate principal or face amount not to exceed at any time 5% of Consolidated Net Worth;

                  (x) Liens consisting of deposits made by the Parent or any insurance Subsidiary with any insurance regulatory authority or other statutory Liens or Liens or claims imposed or required by applicable insurance law or regulation against the assets of the Parent or any insurance Subsidiary, in each case in favor of policyholders of the Parent or such insurance Subsidiary or an insurance regulatory authority and in the ordinary course of the Parent's or such insurance Subsidiary's business;

                  (xi) Liens on Investments and cash balances of the Parent or any insurance Subsidiary (other than capital stock of any Subsidiary) securing obligations of the Parent or any insurance Subsidiary in respect of (i) letters of credit obtained in the ordinary course of business (including, without limitation, Liens created by the Security Documents) and/or (ii) trust arrangements formed in the ordinary course of business for the benefit of cedents to secure reinsurance recoverables owed to them by the Parent or any insurance Subsidiary;

                  (xii) the replacement, extension or renewal of any Lien permitted by clause (iii) or (vi) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount (other than in respect of fees, expenses and premiums, if any) or change in any direct or contingent obligor) of the Debt secured thereby;

                  (xiii) Liens securing obligations owed by any Loan Party to any other Loan Party or owed by any Subsidiary of the Parent (other than a Loan Party) to the Parent or any other Subsidiary;

                  (xiv) Liens incurred in the ordinary course of business in favor of financial intermediaries and clearing agents pending clearance of payments for investment or in the nature of set-off, banker's lien or similar rights as to deposit accounts or other funds;

                  (xv) judgment or judicial attachment Liens, provided that the enforcement of such Liens is effectively stayed;

                  (xvi) Liens arising in connection with Securitization Transactions; provided that the aggregate principal amount of the investment or claim held at any time by all purchasers, assignees or other transferees of (or of interests in) receivables and other rights to payment in all Securitization Transactions (together with the aggregate principal amount of any other obligations secured by such Liens) shall not exceed U.S. $250,000,000;

                  (xvii) Liens arising in connection with certain equity proceeds received on or about September 12, 2000 (plus interest accrued thereon) placed in a segregated account in support of (or pledged as collateral for) Parent's guaranty of the $412,372,000 principal amount of Auction Rate Reset Subordinated Notes Series A issued by ACE INA to ACE RHINOS Trust on June 30, 1999;

                  (xviii) Liens on securities arising out of repurchase agreements with a term of not more than three months entered into with "Lenders" (as such term is defined in the Five Year Credit Agreement) or their Affiliates or with securities dealers of recognized standing; provided that the aggregate amount of all assets of the Parent and its Subsidiaries subject to such agreements shall not at any time exceed $800,000,000. For purposes of this clause (xviii), "Five Year Credit Agreement" shall mean the Second Amended and Restated Five Year Credit Agreement dated as of April 5, 2002 among the Parent, ACE Bermuda, Tempest, ACE INA Holdings Inc. and ACE Guaranty Re Inc., as borrowers, various financial institutions, and JPMorgan Chase Bank, as administrative agent, as amended, modified, supplemented or restated from time to time; and

                  (xix) Liens securing up to an aggregate amount of $200,000,000 of obligations of Tempest, the Parent or any wholly owned Subsidiary, arising out of catastrophe bond financing.

         Notwithstanding the foregoing provisions of this subsection (a) or any other provision of this Agreement or any other Loan Document, in no event shall any Account Party create, incur, assume or suffer to exist any Lien on or with respect to the Collateral or any portion thereof other than

(w) the Liens created in favor of the Administrative Agent under the Security Documents, (x) Liens described in clause (a) of the definition of Permitted Liens, (y) Liens described in clause (xv) above, and (z) Liens in favor of any Custodian pursuant to such Custodian's standard Custodial Agreements securing payment of such Custodian's customary fees, commissions and charges (the Liens described in clauses (w), (x), (y) and (z), collectively, "Permitted Collateral Liens").

         (b) Change in Nature of Business. Make any material change in the nature of the business of the Parent and its Subsidiaries, taken as a whole, as carried on at the date hereof.

         (c) Mergers, Etc. Merge into or amalgamate or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:

                  (i) any Subsidiary of the Parent may merge into or amalgamate or consolidate with any other Subsidiary of the Parent, provided that, in the case of any such merger, amalgamation or consolidation, the Person formed by such merger, amalgamation or consolidation shall be a wholly owned Subsidiary of the Parent, provided further that, in the case of any such merger, amalgamation or consolidation to which an Account Party is a party, the Person formed by such merger, amalgamation or consolidation shall be such Account Party;

                  (ii) any Subsidiary of any Account Party may merge into or amalgamate or consolidate with any other Person or permit any other Person to merge into or amalgamate or consolidate with it; provided that the Person surviving such merger shall be a wholly owned Subsidiary of the Account Party;

                  (iii) in connection with any sale or other disposition permitted under Section 5.02(d), any Subsidiary of the Parent may merge into or amalgamate or consolidate with any other Person or permit any other Person to merge into or amalgamate or consolidate with it; and

                  (iv) the Parent or any Account Party may merge into or amalgamate or consolidate with any other Person; provided that, in the case of any such merger, amalgamation or consolidation, the Person formed by such merger, amalgamation or consolidation shall be the Parent or such Account Party, as the case may be;

provided, however, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default.

         (d) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any other Account Party to sell, lease, transfer or otherwise dispose of, all or substantially all of its assets (excluding sales of investment securities in the ordinary course of business); provided, however, that the provisions of Section 5.02(g) shall apply independent of this Section 5.02(d).

         (e) Restricted Payments. In the case of the Parent, declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or issue or sell any Equity Interests or accept any capital contributions, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Parent or to issue or sell any Equity Interests therein, except that, so long as no Default shall have occurred and be continuing at the time of any action described in clause (i) or (ii) below or would result therefrom:

                  (i) the Parent may (A) declare and pay dividends and distributions payable only in common stock of the Parent, (B) issue and sell shares of its capital stock, (C) purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests in an aggregate amount during the term of this Agreement not exceeding $300,000,000 and (D) declare and pay cash dividends to its stockholders,

                  (ii) (A) any Loan Party (other than the Parent) may declare and pay cash dividends to another Loan Party and (B) any Subsidiary of the Parent (other than any Loan Party) may (x) declare and pay cash dividends to the Parent or any other wholly owned Subsidiary of the Parent of which it is a Subsidiary and (y) accept capital contributions from its parent, and

                  (iii) a Special Purpose Trust may issue Preferred Securities and pay dividends thereon with the proceeds of payments of interest on the Debentures.

         (f) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as permitted by GAAP.

         (g) Collateral. Permit (i) the Letter of Credit Outstandings to exceed the aggregate Collateral Value at any time or (ii) the average rating (calculated on a weighted average basis) of the securities included within the calculation of the aggregate Collateral Value to be less than "A-" (with rating methodologies to be taken into account in the manner set forth in Schedule III). The Account Parties may from time to time add Collateral to or sell, deliver, transfer or otherwise withdraw Collateral from any Custodial Account (including, without limitation, by trading of securities), but only so long as (i) immediately after giving effect thereto no Default or Event of Default would exist and (ii) with respect to the addition or termination (or removal as Collateral) of Custodial Accounts, the Account Parties comply with any applicable restrictions and conditions set forth in the Security Documents.

         (h) Custodial Agreements. Make or permit any amendment or modification to any Custodial Agreement that is adverse in any material respect to the interests of the Account Parties or the Banks.

         SECTION 5.03 Reporting Requirements. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Bank shall have any Letter of Credit Participating Interest Commitment or commitment to issue a Letter of Credit hereunder, the Parent will furnish to the Agents and the Banks:

         (a) Default Notice. As soon as possible and in any event within two days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of the Parent setting forth details of such Default, event, development or occurrence and the action that the Parent or the applicable Subsidiary has taken and proposes to take with respect thereto.

         (b)      Annual Financials.

                  (i) As soon as available and in any event within 90 days after the end of each Fiscal Year (or, if earlier, within five Business Days after such date as the Parent is required to file its annual report on Form 10-K for such Fiscal Year with the Securities and Exchange Commission), a copy of the annual Consolidated audit report for such year for the Parent and its Subsidiaries, including therein a Consolidated balance sheet of the Parent and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and cash flows of the Parent and its Subsidiaries for such Fiscal Year, all reported on in a manner reasonably acceptable to the Securities and Exchange Commission in each case and accompanied by an opinion of PricewaterhouseCoopers LLP or other independent public accountants of recognized standing reasonably acceptable to the Required Banks, together with (i) a certificate of the Chief Financial Officer of the Parent stating that no Default has occurred and is continuing, or if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent has taken a proposes to take with respect thereto, and (ii) a schedule in form reasonably satisfactory to the Administrative Agent of the computations used by the Parent in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04 (which schedule shall include a statement as to the ratio of the aggregate Collateral Value to the Letter of Credit Outstandings as of the end of each calendar month during the period covered by such financial statements, to the extent not previously furnished to the Agents and the Banks).

                  (ii) As soon as available and in any event within 120 days after the end of each Fiscal Year, a copy of the annual Consolidated audit report for such year for each Subsidiary Guarantor and its Subsidiaries, including therein a Consolidated balance sheet of such Subsidiary Guarantor and its Subsidiaries as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of such Subsidiary Guarantor and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Banks of PricewaterhouseCoopers LLP or other independent public accountants of recognized standing acceptable to the Required Banks.

         (c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year (or, if earlier, within five Business Days after such date as the Parent is required to file its quarterly report on Form 10-Q for such fiscal quarter with the Securities and Exchange Commission), Consolidated balance sheets of the Parent and its Subsidiaries as of the end of such quarter and Consolidated statements of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated statements of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to the absence of footnotes and normal year-end audit adjustments) by the Chief Financial Officer of the Parent as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent has taken and proposes to take with respect thereto and (ii) a schedule in form reasonably satisfactory to the Administrative Agent of the computations used by the Parent in determining compliance with the covenants contained in Section 5.04 (which schedule shall include a statement as to the ratio of the aggregate Collateral Value to the Letter of Credit Outstandings as of the end of each calendar month during the period covered by such financial statements).

         (d) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f).

         (e) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that the Parent sends to its stockholders generally, copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange, and (to the extent not otherwise provided) copies of all certifications of the Parent's principal executive officer and principal financial officer made pursuant to Section 302 or 906 of the Sarbanes-Oxley Act of 2002, as amended.

         (f) ERISA.

                  (i) ERISA Events. Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate institutes any steps to terminate any Pension Plan or becomes aware of the institution of any steps or any threat by the PBGC to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that any Loan Party or any ERISA Affiliate furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in any Loan Party or any ERISA Affiliate incurring any material liability, fine or penalty, or any material increase in the contingent liability of any Loan Party or any ERISA Affiliate with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto.

                  (ii) Plan Annual Reports. Promptly upon request of any Agent or any Bank, copies of each Schedule B (Actuarial
         Information) to the annual report (Form 5500 Series) with respect to each Pension Plan.

                  (iii) Multiemployer Plan Notices. Promptly and in any event within 15 Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B); provided, however, that such notice and documentation shall not be required to be provided (except at the specific request of any Agent or any Bank, in which case such notice and documentation shall be promptly provided following such request) if such condition or event is not reasonably expected to result in any Loan Party or any ERISA Affiliate incurring any material liability, fine, or penalty.

         (g) Statutory Statements. As soon as available and in any event within 20 days after submission, each statutory statement of the Loan Parties (or any of them) in the form submitted to The Insurance Division of the Office of Registrar of Companies of Bermuda.

         (h) Regulatory Notices, Etc. Promptly after any Responsible Officer of the Parent obtains knowledge thereof, (i) a copy of any notice from the Bermuda Minister of Finance, the Registrar of Companies or the Supervisor of Insurance or any other person of the revocation, the suspension or the placing of any restriction or condition on the registration as an insurer of any Account Party under the Bermuda Insurance Act 1978 (and related regulations) or of the institution of any proceeding or investigation which could result in any such revocation, suspension or placing of such a restriction or condition, (ii) copies of any correspondence by, to or concerning any Loan Party relating to an investigation conducted by the Bermuda Minister of Finance, whether pursuant to Section 132 of the Bermuda Companies Act 1981 (and related regulations) or otherwise and (iii) a copy of any notice of or requesting or otherwise relating to the winding-up or any similar proceeding of or with respect to any Loan Party.

         (i) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as the Administrative Agent, or any Bank through the Administrative Agent, may from time to time reasonably request.

         SECTION 5.04 Financial Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Bank shall have any Letter of Credit Participating Interest Commitment or commitment to issue a Letter of Credit hereunder, the Parent will:

         (a) Adjusted Consolidated Debt to Total Capitalization Ratio. Maintain at all times a ratio of Adjusted Consolidated Debt to Total Capitalization of not more than 0.35 to 1.0.

         (b) Consolidated Net Worth. Maintain at all times Consolidated Net Worth in an amount not less than the sum of (i) $3,600,000,000 plus (ii) 25% of Consolidated Net Income for each fiscal quarter of the Parent ending on or after March 31, 2000 for which such Consolidated Net Income is positive.

                                ARTICLE VI

                             EVENTS OF DEFAULT

         SECTION 6.01 Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

         (a) (i) any Account Party shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) any Account Party shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within five Business Days after the same becomes due and payable; or

         (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

         (c) any Account Party shall fail to perform or observe any term, covenant or agreement contained in Section 2.10, 5.01(d) (with respect to the Parent) or (e), 5.02 (other than 5.02(g)) or 5.04; or

         (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for (1) in the case of any covenant contained in Section 5.02(g), three Business Days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to such Loan Party by any Agent or any Bank, and (2) in all other cases, 30 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to such Loan Party by any Agent or any Bank; or

         (e) the Parent or any of its Significant Subsidiaries shall fail to pay any Material Financial Obligation (but excluding Debt outstanding hereunder) of the Parent or such Significant Subsidiary (as the case may
be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Financial Obligation; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Material Financial Obligation and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Material Financial Obligation or otherwise to cause, or to permit the holder thereof to cause, such Material Financial Obligation to mature; or any such Material Financial Obligation shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Material Financial Obligation shall be required to be made, in each case prior to the stated maturity thereof; or

         (f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

         (g) any judgment or order for the payment of money in excess of $100,000,000 shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could be reasonably likely to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it (other than as a result of a transaction permitted hereunder), or any such Loan Party shall so state in writing; or any Security Document shall for any reason (other than pursuant to the terms thereof) cease to create in favor of the Administrative Agent a valid and perfected first priority Lien on and security interest in the Collateral purported to be covered thereby; or the Administrative Agent shall cease for any reason to hold a perfected first priority Lien on and security interest in the Collateral; or

         (j) a Change of Control shall occur; or

         (k) Any Loan Party or any ERISA Affiliate shall incur or shall be reasonably expected to incur liability in excess of $25,000,000 in the aggregate with respect to any Pension Plan or any Multiemployer Plan in connection with the occurrence of any of the following events or existence of any of the following conditions:

                  (i) Institution of any steps by any Loan Party, any ERISA Affiliate or any other Person, including, without limitation, the PBGC to terminate a Pension Plan if as a result of such termination a Loan Party or any ERISA Affiliate could be required to make a contribution to such Pension Plan, or could incur a liability or obligation; or

                  (ii) A contribution failure occurs with respect to any Pension Plan sufficient to give rise to a lien under section 302(f) of ERISA; or

                  (iii) Any condition shall exist or event shall occur with respect to a Pension Plan that is reasonably expected to result in any Loan Party or any ERISA Affiliate being required to furnish a bond or security to the PBGC or such Pension Plan, or incurring a liability or obligation; or

         (l) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan; or

         (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs; or

         (n) any Custodial Agreement is amended or modified in any manner that is inconsistent with the terms of the Loan Documents or that otherwise could reasonably be expected to have a Material Adverse Effect, or is terminated, or ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any material respect, or any party thereto denies that it has any further liability or obligation thereunder; or

         (o) any Account Party shall (i) change its name, identity or corporate structure, (ii) change its chief executive office from the location thereof listed on Annex A to the Pledge and Security Agreement, or
(iii) change the jurisdiction of its incorporation or organization from the jurisdiction listed on Annex A to the Pledge and Security Agreement (whether by merger or otherwise), unless in each case such Account Party has (1) given twenty (20) days' prior written notice to the Administrative Agent of its intention to do so, together with information regarding any such new location and such other information in connection with such proposed action as the Administrative Agent may reasonably request, and (2) delivered to the Administrative Agent ten (10) days prior to any such change or removal such documents, instruments and financing statements as may be required by the Administrative Agent, all in form and substance satisfactory to the Administrative Agent, paid all necessary filing and recording fees and taxes, and taken all other actions reasonably requested by the Administrative Agent (including, at the request of the Administrative Agent, delivery of opinions of counsel reasonably satisfactory to the Administrative Agent to the effect that all such actions have been taken), in order to perfect and maintain the Lien upon and security interest in the Collateral provided for in the Pledge and Security Agreement in accordance with the provisions of Section 3(c) thereof; provided that an Event of Default under this subsection shall not occur unless any failure of any Account Party to perform or observe any provision of this subsection shall remain unremedied for 30 days after the earlier of the date on which (y) a Responsible Officer becomes aware of such failure or (z) written notice thereof shall have been given to such Loan Party by any Agent or any Bank;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Banks, by notice to the Account Parties, declare the obligation of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and/or (ii) shall at the request, or may with the consent, of the Required Banks, by notice to the Account Parties, declare all amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Account Parties, and/or (iii) shall at the request, or may with the consent, of the Required Banks, proceed to exercise the rights and remedies of the Administrative Agent and the Banks under the Loan Documents and applicable law, including, without limitation, by dating, delivering and acting upon Letters of Instruction; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Account Party under the Federal Bankruptcy Code, (x) the obligation of the Issuing Bank to issue Letters of Credit shall automatically be terminated, (y) all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Account Parties and (z) the obligation of the Account Parties to provide cash collateral under Section 6.02 shall automatically become effective..

         SECTION 6.02 Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Banks, after having taken any of the actions described in Section 6.01(ii) or otherwise, make demand upon the Account Parties to, and forthwith upon such demand the Account Parties will, pay to the Administrative Agent on behalf of the Banks in same day funds at the Administrative Agent's office designated in such demand, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding as cash collateral. If at any time during the continuance of an Event of Default the Administrative Agent determines that such funds are subject to any right or claim of any Person other than the Administrative Agent and the Banks or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Account Parties will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional cash collateral, an amount equal to the excess of (a) such aggregate Available
Amount over (b) the total amount of funds, if any, that the Administrative
Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit, such funds shall be applied to reimburse the Issuing Bank or Banks, as applicable, to the extent permitted by applicable law.

                                ARTICLE VII

                                THE GUARANTY

         SECTION 7.01      The Guaranty.

         (a) Subject to subsection (c) below, each Account Party hereby jointly and severally, unconditionally, absolutely and irrevocably guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of all Obligations of each of the other Account Parties under the Loan Documents including, without limitation, the


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

principal of and interest on reimbursement obligations owing by such other Account Parties pursuant to this Agreement with respect to Letters of Credit. Upon failure by an Account Party to pay punctually any such amount, each other Account Party agrees to pay forthwith on demand the amount not so paid at the place and in the manner specified in this Agreement. For the avoidance of doubt, notwithstanding the limitations of subsection (c) below as to the guarantee obligations of Tempest Life, all other Account Parties at all times, including prior to the Tempest Life Effective Date, jointly and severally, unconditionally, absolutely and irrevocably guarantee the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of all Obligations of Tempest Life.

         (b) Each Account Party (other than the Parent), and by its acceptance of this Guaranty, the Administrative Agent and each other Bank, hereby confirms that it is the intention of all such Persons that this Guaranty and the obligations of each Account Party hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the obligations of each Account Party (other than the Parent) hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Banks and the Account Parties hereby irrevocably agree that the obligations of each Account Party (other than the Parent) under this
Article VII at any time shall be limited to the maximum amount as will result in the obligations of such Account Party under this Guaranty not constituting a fraudulent transfer or conveyance.

         (c) Notwithstanding anything to the contrary in this Agreement, the guarantee made by Tempest Life under this Article VII shall not be effective until the date (the "Tempest Life Effective Date") on which Tempest Life receives the necessary direction or exemption from the Bermuda Supervisor of Insurance to the effect that any liability with respect to its guaranty provided under this Article VII, until a claim or demand is made or funds are drawn against, directly or indirectly, under this Article VII, need not be recorded as a liability and thereby decrease its statutory capital and surplus as determinable under the Insurance Act 1978 of Bermuda and the related regulations. Upon the Tempest Life Effective Date, automatically and without necessity of any acknowledgment or affirmation by Tempest Life or any further action by any party, the guarantee made by Tempest Life under this Article VII shall become effective and the obligations of Tempest Life under this Article VII shall become Obligations for all purposes of this Agreement and the other Loan Documents. The Administrative Agent shall promptly notify the Banks of the date and occurrence of the Tempest Life Effective Date.

         SECTION 7.02 Guaranty Unconditional. The obligations of each Account Party under this Article VII shall be unconditional, absolute and irrevocable and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                  (i) any extension, renewal, settlement, compromise, waiver or release (including with respect to any Collateral) in respect of any obligation of any other obligor under any of the Loan Documents, by operation of law or otherwise;

                  (ii) any modification or amendment of or supplement to any of the Loan Documents;



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

                  (iii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of any other obligor under any of the Loan Documents;

                  (iv) any change in the corporate existence, structure or ownership of any obligor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other obligor or its assets or any resulting release or discharge of any obligation of any other obligor contained in any of the Loan Documents;

                  (v) the existence of any claim, set-off or other rights which any obligor may have at any time against any other obligor, the Administrative Agent, any Bank or any other corporation or person, whether in connection with any of the Loan Documents or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                  (vi) any invalidity or unenforceability relating to or against any other obligor for any reason of any of the Loan Documents, or any provision of applicable law or regulation purporting to prohibit the payment by any other obligor of principal interest or any other amount payable under any of the Loan Documents; or

                  (vii) any other act or omission to act or delay of any kind by any obligor, the Administrative Agent, any Bank or any other corporation or person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to an Account Party's obligations under this Article VII.

         SECTION 7.03 Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Each Account Party's obligations under this Article VII shall remain in full force and effect until the commitments of the Banks hereunder shall have terminated, no Letters of Credit shall be outstanding and all amounts payable by the other Account Parties under the Loan
Documents shall have been paid in full. If at any time any payment of the principal of or interest on any reimbursement obligation or any other amount payable by an Account Party under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Account Party or otherwise, each other Account
Party's obligations under this Article VII with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

         SECTION 7.04 Waiver by the Account Parties. Each Account Party irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any corporation or person against any other obligor or any other corporation or person.

         SECTION 7.05 Subrogation. Each Account Party hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any other Account Party, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Account Party's obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any

Bank against any other Account Party, any other Loan Party or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other Account Party, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all amounts payable under this Guaranty shall have been paid in full in cash, no Letters of Credit shall be outstanding and the commitments of the Banks hereunder shall have expired or been terminated. If any amount shall be paid to any Account Party in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of all amounts payable under this Guaranty, and (b) the Expiration Date, such amount shall be received and held in trust for the benefit of the Banks, shall be segregated from other property and funds of such Account Party and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to all amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as collateral for any amounts payable under this Guaranty thereafter arising. If (i) any Account Party shall make payment to any Bank of all or any amounts payable under this Guaranty, (ii) all amounts payable under this Guaranty shall have been paid in full in cash, and (iii) the Expiration Date shall have occurred, the Banks will, at such Account Party's request and expense, execute and deliver to such Account Party appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Account Party of an interest in the obligations resulting from such payment made by such Account Party pursuant to this Guaranty.

         SECTION 7.06 Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Account Party under any of the Loan Documents is stayed upon the insolvency, bankruptcy or reorganization of such Account Party, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the other Account Parties under this Article VII forthwith on demand by the Administrative Agent made at the request of the requisite proportion of the Banks.

         SECTION 7.07 Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of all amounts payable under this Guaranty and (ii) the Expiration Date, (b) be binding upon each Account Party, its successors and assigns and (c) inure to the benefit of and be enforceable by the Banks and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Bank may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Letter of Credit Participating
Interest Commitment and the Advances owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Bank herein or otherwise, in each case as and to the extent provided in Section 9.07.



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
                               ARTICLE VIII

                                 THE AGENTS

         SECTION 8.01 Authorization and Action. Each Bank (in its capacity as a Bank) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents, no Agent shall be required to exercise any discretion or take any action, but shall be required to act (in the case of the Administrative Agent) or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks or all the Banks where unanimity is required, and such instructions shall be binding upon all Banks; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Bank prompt notice of each notice given to it by any Account Party pursuant to the terms of this Agreement.

         SECTION 8.02 Agents' Reliance, Etc. Neither any Agent nor any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each
Agent: (a) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (d) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (e) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram or telecopy) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 8.03 Wachovia and Affiliates. With respect to its LC Commitment Amounts, and the Advances, Wachovia shall have the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not an Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Wachovia in its individual capacity. Wachovia and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if Wachovia were not an Agent and without any duty to account therefor to the Banks.



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

         SECTION 8.04 Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         SECTION 8.05      Indemnification.

         (a) Each Bank severally agrees to indemnify each Agent and its officers, directors, employees, agents, advisors and Affiliates (to the extent not promptly reimbursed by the Account Parties) from and against such Bank's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent or any such other Person in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents; provided, however, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's or other Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Account Parties under Section 9.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Account Parties.

         (b) For purposes of this Section 8.05, the Banks' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Banks, (ii) their respective Pro Rata Shares of the aggregate Available Amounts of all Letters of Credit outstanding at such time and (iii) their respective Unused LC Commitment Amounts at such time. The failure of any Bank to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Banks to such Agent as provided herein shall not relieve any other Bank of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Bank shall be responsible for the failure of any other Bank to reimburse such Agent for such other Bank's ratable share of such amount. Without prejudice to the survival of any other agreement of any Bank hereunder, the agreement and obligations of each Bank contained in this Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

         SECTION 8.06 Successor Administrative Agent. Any Agent may resign at any time by giving written notice thereof to the Banks and the Parent and may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal of the Administrative Agent, the Required Banks shall have the right to appoint a successor Administrative Agent, subject
(so long as no Event of Default exists) to the consent of the Parent (which consent shall not be unreasonably withheld). If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have


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

accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Administrative Agent's resignation or removal under this Section 8.06 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent's resignation or removal shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Banks shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above. After any retiring Agent's resignation or removal hereunder as Agent shall have become effective, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If Nova Scotia or Deutsche Bank ceases to be a Bank hereunder, it shall be deemed to have resigned as Documentation Agent and no replacement shall be appointed. If JPMorgan Chase or Bank of America ceases to be a Bank hereunder, it shall be deemed to have resigned as Syndication Agent and no replacement shall be appointed.

         SECTION 8.07      Collateral Matters.

         (a) The Administrative Agent is authorized on behalf of the Banks, without the necessity of any further notice to or consent from any of the Banks, from time to time to take any action with respect to any Collateral or Security Document that may be necessary or as it may deem to be appropriate to perfect, maintain and protect the security interests in and Liens on the Collateral granted pursuant to the Security Documents.

         (b) The Banks irrevocably authorize the Administrative Agent to release any security interest in or Lien on the Collateral held by it pursuant to the Security Documents (i) upon the termination of the Issuing Bank's obligation to issue Letters of Credit hereunder, the payment in full of the Obligations and the satisfaction and termination in full of all other Letter of Credit Outstandings, (ii) that is sold or disposed of as permitted hereunder or any other Loan Document or to which the requisite number or percentage of Banks have consented or (iii) otherwise pursuant to and in accordance with the provisions of any applicable Loan Document. Upon request by the Administrative Agent at any time, the Banks will confirm in writing the Administrative Agent's authority to release Collateral pursuant to this subsection (b).



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
                                ARTICLE IX

                               MISCELLANEOUS

         SECTION 9.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Issuing Bank and the Required Banks (and, in the case of an amendment, the Parent), and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Banks (other than (A) any Bank that is, at such time, a Defaulting Bank, and (B) in the case of clauses (vi) and (vii) below, any Bank which is not and will not be (and is not and will not be owed any obligation which is or will be) affected thereby), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01 or, in the case of the Effective
Date, Section 3.02, (ii) change the number of Banks or the percentage of
(x) the LC Commitment Amounts, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Banks or any of them to take any action hereunder, (iii) reduce or limit the obligations of any Account Party under Section 7.01 or release such Account Party or otherwise limit such Account Party's liability with respect to the Obligations owing to the Agents and the Banks, (iv) amend this Section
9.01, (v) increase the LC Commitment Amounts of the Banks, extend the Expiration Date or subject the Banks to any additional obligations, (vi) reduce the principal of, or interest on, any reimbursement obligation or any fees or other amounts payable hereunder, or increase any Bank's LC Commitment Amount, (vii) postpone any date fixed for any payment of principal of, or interest on, any reimbursement obligation or any fees or other amounts payable hereunder, (viii) limit the liability of any Loan
Party under any of the Loan Documents, or (ix) release any of the Collateral if such release would cause the aggregate Collateral Value to be less than the Letter of Credit Outstandings; provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Banks required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

         SECTION 9.02      Notices, Etc.

           All notices and other communications provided for hereunder shall be in writing (including telegraphic or telecopy communication) and mailed, telegraphed, telecopied or delivered, if to any Account Party, at its address set forth below on the signature pages hereof; if to any Initial Bank, at its Domestic Lending Office specified opposite its name on
Part 2 of Schedule I hereto; if to any other Bank, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Bank; if to Wachovia (in its capacity as Issuing Bank) at its address at 401 Linden Street, Mail Code NC-6034, Winston-Salem, North Carolina 27101, Attn: International Operations -- Standby Letter of Credit Department, Telecopy No. (336) 735-0952; and if to the Administrative Agent, at its address at Charlotte Plaza Building CP-23, 201 South College Street, Charlotte, North Carolina 28288-0680, Attn: Syndication Agency Services, Telecopy No. (704) 383-0288; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed or telecopied, be effective when deposited in the mails, delivered to the telegraph company or transmitted by telecopier, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VIII shall not be effective until received by the Administrative Agent. Manual delivery by telecopier of an


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

executed counterpart of any amendment or waiver of any provision of this Agreement or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

         SECTION 9.03 No Waiver; Remedies. No failure on the part of any Bank or any Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 9.04      Costs and Expenses.

         (a) Each of the Account Parties agrees to pay on demand (i) all reasonable costs and expenses of the Administrative Agent and of the Issuing Bank in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and
(B) the reasonable fees and expenses of a single counsel for the Administrative Agent and a single counsel for the Issuing Bank with respect thereto, with respect to advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all reasonable costs and expenses of each Agent, the Issuing Bank and each Bank in connection with the enforcement of the Loan Documents (including, without limitation, in connection with the sale of, collection from, or other realization upon, the Collateral), whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent, the Issuing Bank and each Bank with respect thereto).

         (b) Each of the Account Parties jointly and severally agrees to indemnify and hold harmless each Agent, the Arranger, the Issuing Bank, each Bank and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) this Agreement, the actual or proposed use of the proceeds of the Advances, the Loan Documents or any of the transactions contemplated thereby, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated by the Loan Documents are consummated. Each of the Account Parties also agrees not to assert any claim against any Agent, the Arranger, any Bank or any of their Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the credit facilities provided hereunder, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated by the Loan Documents.

         (c) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Account Parties contained in Section 2.07 and this
Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

         SECTION 9.05 Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare amounts owing hereunder to be due and payable pursuant to the provisions of Section 6.01, each Agent and each Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Bank or such Affiliate to or for the credit or the account of any Account Party against any and all of the Obligations of such Account Party now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Bank shall have made any demand under this Agreement and although such Obligations may be unmatured. Each Agent and each Bank agrees promptly to notify each Account Party after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Bank and their respective Affiliates may have.

         SECTION 9.06 Binding Effect. This Agreement shall become effective when it shall have been executed by each Account Party, the Issuing Bank and each Agent and the Administrative Agent shall have been notified by each Initial Bank that such Initial Bank has executed it and thereafter shall be binding upon and inure to the benefit of each Account Party, each Agent, the Issuing Bank and each Bank and their respective successors and assigns, except that no Account Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Banks.

         SECTION 9.07      Assignments and Participations.

         (a) Each Bank may, and so long as no Default shall have occurred and be continuing, if demanded by any Account Party (following a demand by such Bank pursuant to Section 2.12) upon at least five Business Days notice to such Bank and the Administrative Agent, will, assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its LC Commitment Amount, its Letter of Credit Participating Interest Commitment and the Letter of Credit Advances owing to it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations of such Bank hereunder, except for any non-pro rata assignment made by a Downgraded Bank after a request by the Issuing Bank pursuant to Section 2.14 (and any subsequent non-pro rata assignment of the interest so assigned or by the Downgraded Bank) and any other non-pro rata assignment approved by the Administrative Agent and any Account Party, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Bank or an Affiliate of any Bank or an assignment of all of a Bank's rights and obligations under this Agreement, the aggregate amount of the LC Commitment Amounts being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 unless it is an assignment of the entire amount of such assignor's LC Commitment Amount, (iii) each such assignment shall be to an Eligible Assignee, (iv) each assignment made as a result of a demand by any Account Party pursuant to Section 2.12 shall be arranged by such Account Party after consultation with the Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Bank under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Bank under this Agreement, (v) no Bank shall be obligated to make any such assignment as a result of a demand by any Account Party pursuant to Section 2.12 unless and until such Bank shall have received one or more payments from either such Account Party or other Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances made by such Bank, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Bank under this Agreement, (vi) as a result of such assignment, no Account Party shall be subject to additional amounts under Section 2.06 or 2.08 and (vii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $2,500.00.

         (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance,
(i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank, hereunder and (ii) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.06, 2.08 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment and any other rights that are expressly provided hereunder to survive) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

         (c) By executing and delivering an Assignment and Acceptance, each Bank assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto;
(iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section
4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank.

         (d) The Administrative Agent, acting for this purpose (but only for this purpose) as the agent of the Account Parties, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the LC Commitment Amount of, and principal amount of the Advances owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Account Parties, the Agents and the Banks shall treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Account Party or any Agent or any Bank at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Parent and to the parties to such Assignment and Acceptance.

         (f) Each Bank may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its LC Commitment Amount, its Letter of Credit Participating Interest Commitment and the Advances owing to it; provided, however, that (i) such Bank's obligations under this Agreement (including, without limitation, its Letter of Credit Participating Interest Commitment) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Account Parties, the Agents and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and (iv) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, reimbursement obligations or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the reimbursement obligations or any fees or other amounts payable hereunder, in each case to the extent subject to such participation. Each Bank shall, as agent of the Account Parties solely for the purposes of this Section, record in book entries maintained by such Bank, the name and amount of the participating interest of each Person entitled to receive payments in respect of any participating interests sold pursuant to this Section.

         (g) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to any Account Party furnished to such Bank by or on behalf of any Account Party; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Bank.

         (h) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

         SECTION 9.08 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

         SECTION 9.09 No Liability of the Issuing Bank. Each Account Party assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers, directors, employees or agents shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not strictly comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the

Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that such Account Party shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to such Account Party, to the extent of any direct, but not consequential, damages suffered by such Account Party that such Account Party proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         SECTION 9.10 Confidentiality. Neither any Agent nor any Bank shall disclose any Confidential Information to any Person without the consent of the Parent, other than (a) to such Agent's or such Bank's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner regulating such Bank and (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Bank.

         SECTION 9.11  Jurisdiction, Etc.

         (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

         (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         SECTION 9.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 9.13 Waiver of Jury Trial. Each of the Account Parties, the Agents and the Banks irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of any Agent or any Bank in the negotiation, administration, performance or enforcement thereof.

         SECTION 9.14 Disclosure of Information. Each Account Party agrees and consents to the Administrative Agent's and the Arranger's disclosure of information relating to this transaction to Gold Sheets and other similar bank trade publications. Such information will consist of deal terms and other information customarily found in such publications. The Parent shall have the right to review and approve any such disclosure made by the Administrative Agent or the Arranger before such disclosure is made (such approval not to be unreasonably withheld).

                [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                ACE LIMITED
                                The Common Seal of ACE
                                Limited was hereunto
                                affixed in the
                                presence of:


                                -----------------------------------------
                                Director


                                -----------------------------------------
                                Secretary


                                ACE BERMUDA INSURANCE LTD.
                                The Common Seal of ACE Bermuda Insurance Ltd. was hereunto affixed in the presence of:


                                -----------------------------------------
                                Director

                               -----------------------------------------
                                Secretary


                                ACE TEMPEST LIFE REINSURANCE LTD.
                                The Common Seal of ACE Tempest Life Reinsurance Ltd. was hereunto affixed in the presence of:


                                -----------------------------------------
                                Director


                                -----------------------------------------
                                Secretary


                                ACE TEMPEST REINSURANCE LTD.
                                The Common Seal of ACE Tempest Reinsurance Ltd. was hereunto affixed in the presence of:


                                -----------------------------------------
                                Director


                                -----------------------------------------
                                Secretary


                                Address for each Account Party:
                                ACE Global Headquarters
                                17 Woodbourne Avenue
                                Hamilton HM08 Bermuda
                                Telecopy: (441) 296-0087



                           (signatures continued)

                                    S-

                              WACHOVIA BANK, NATIONAL ASSOCIATION, as
                              Administrative Agent, as Issuing Bank and as an Initial Bank


                              By:
                                       -----------------------------------------

                              Title:
                                       -----------------------------------------


                              JPMORGAN CHASE BANK, as Syndication Agent and as an Initial Bank


                              By:
                                       -----------------------------------------

                              Title:
                                       -----------------------------------------


                              BANK OF AMERICA, N.A. as Syndication Agent and as an Initial Bank


                              By:
                                       -----------------------------------------

                              Title:
                                       -----------------------------------------


                              THE BANK OF NOVA SCOTIA, as Documentation Agent and as an Initial Bank


                              By:
                                       -----------------------------------------

                              Title:
                                       -----------------------------------------


                              DEUTSCHE BANK AG, NEW YORK BRANCH as Documentation Agent and as an Initial Bank


                                By:
                                         ---------------------------------------

                                Title:
                                         ---------------------------------------

                           (signatures continued)


                                    S-

                              NATIONAL AUSTRALIA BANK LIMITED, as an Initial
                              Bank


                              By:
                                       -----------------------------------------

                              Title:
                                       -----------------------------------------


                              FLEET NATIONAL BANK, as an Initial Bank


                              By:
                                       -----------------------------------------

                              Title:
                                       -----------------------------------------


                              ROYAL BANK OF CANADA, as an Initial Bank


                              By:
                                       -----------------------------------------

                              Title:
                                       -----------------------------------------


                              BARCLAYS BANK PLC, as an Initial Bank


                              By:
                                       -----------------------------------------

                              Title:
                                       -----------------------------------------


                              COMERICA BANK, as an Initial Bank


                              By:
                                       -----------------------------------------

                              Title:
                                       -----------------------------------------





                           (signatures continued)


                                      S-

                              STATE STREET BANK AND TRUST COMPANY, as an Initial Bank


                              By:
                                       -----------------------------------------

                              Title:
                                       -----------------------------------------


                              MELLON BANK, N.A., as an Initial Bank


                              By:
                                       -----------------------------------------

                              Title:
                                       -----------------------------------------


                              ABN AMRO BANK, N.V., as an Initial Bank


                              By:
                                       -----------------------------------------

                              Title:
                                       -----------------------------------------


                              HSBC BANK USA, as an Initial Bank


                              By:
                                       -----------------------------------------

                              Title:
                                       -----------------------------------------


                              BANK ONE, N.A., as an Initial Bank


                              By:
                                       -----------------------------------------

                              Title:
                                       -----------------------------------------


                              THE BANK OF NEW YORK, as an Initial Bank


                              By:
                                       -----------------------------------------

                              Title:
                                       -----------------------------------------

                                 SCHEDULE I

                           LC COMMITMENT AMOUNTS


Wachovia Bank, National Association                           $30,000,000
JPMorgan Chase Bank                                            27,500,000
Bank of America, N.A.                                          27,500,000
The Bank of Nova Scotia                                        27,500,000
Deutsche Bank AG, New York Branch                              27,500,000
National Australia Bank Limited                                22,500,000
Fleet National Bank                                            22,500,000
Royal Bank of Canada                                           20,000,000
Barclays Bank PLC                                              20,000,000
Comercia Bank                                                  20,000,000
State Street Bank and Trust Company                            20,000,000
Mellon Bank, N.A.                                              17,000,000
ABN AMRO Bank, N.V.                                            17,000,000
HSBC Bank USA                                                  17,000,000
Bank One, N.A.                                                 17,000,000
The Bank of New York                                           17,000,000

         Total                                                $350,000,000.00
                                                              ===============

                            SCHEDULE I - Part 2

                          DOMESTIC LENDING OFFICES

--------------------------------------------------------------------------------
Wachovia Bank, National Association        Financial Institutions Group
                                           1339 Chestnut Street, PA 4819
                                           Philadelphia, Pennsylvania 19107
                                           Attn: Joseph DiFrancesco
                                           Telephone: (267) 321-7025
                                           Telecopy: (215) 786-4114
--------------------------------------------------------------------------------
JPMorgan Chase Bank                        Financial Institutions Group
                                           270 Park Avenue, 15th Floor
                                           New York, New York 10017
                                           Attn: Helen Newcomb
                                           Telephone: (212) 270-6260
                                           Telecopy: (212) 270-1511
--------------------------------------------------------------------------------
Bank of America, N.A.                      231 S. LaSalle Street
                                           Chicago, Illinois  60697
                                           Attn:  Debra Basler
                                           Telephone: (312) 828-3734
                                           Telecopy: (312) 987-0889
--------------------------------------------------------------------------------
Bank of Nova Scotia                        One Liberty Plaza, 26th Floor
                                           New York, New York  10006
                                           Attn: Dan Foote
                                           Telephone: (212) 225-5077
                                           Telecopy: (212) 225-5090
--------------------------------------------------------------------------------
Deutsche Bank AG, New York Branch          31 West 52nd Street
                                           Mail Stop NYC01-2402
                                           New York, New York 10019
                                           Attn: Clinton M. Johnson
                                           Telephone: (212) 469-8101
                                           Telecopy: (212) 469-8366
--------------------------------------------------------------------------------
National Australia Bank Limited            200 Park Avenue, 34th Floor
                                           New York, New York  10166
                                           Attn: Dennis Cogan
                                           Telephone: (212) 916-9574
                                           Telecopy: (212) 983-1969
--------------------------------------------------------------------------------
Fleet National Bank                        777 Main Street
                                           Mail Stop CTEH40225C
                                           Hartford, Connecticut 06115
                                           Attn: George Urban
                                           Telephone: (860) 952-7565
                                           Telecopy: (860) 952-7604
--------------------------------------------------------------------------------
Royal Bank of Canada                       One Liberty Plaza, 4th Floor
                                           New York, New York 10006-1404
                                           Attn: Gabriella King
                                           Telephone: (212) 428-6318
                                           Telecopy: (212) 428-6201

                                           with a copy of notices to:
                                           Royal Bank of Canada
                                           One Liberty Plaza, 4th Floor
                                           New York, New York 10006-1404
                                           Attn: Alexander Birr
                                           Telephone: (212) 428-6404
                                           Telecopy: (212) 428-6201

--------------------------------------------------------------------------------
Barclays Bank PLC                          P.O. Box 544
                                           1st Floor
                                           54 Lombard Street
                                           London EC3V 9EX England
                                           Attn: Neil Holmes
                                           Telephone: 44 (0) 20 7699 3125
                                           Telecopy: 44 (0) 20 7699 2407

                                           Copies to:
                                           Barclays Capital
                                           GSU, 5 North Colonade
                                           Canary Wharf
                                           London E14 4BB England
                                           Attn: Graham Smart
                                           Telephone: 44 (0) 20 7773 6450
                                           Telecopy: 44 (0) 20 7773 6807
--------------------------------------------------------------------------------
Comerica Bank                              500 Woodward Avenue
                                           Detroit, Michigan 48226-3331
                                           Attn: Martin G. Ellis
                                           Telephone: (313) 222-9443
                                           Telecopy: (313) 222-5466
--------------------------------------------------------------------------------
State Street Bank and Trust Company        Domestic Lending Office:
                                           225 Franklin Street
                                           Boston, Massachusetts 02110

                                           Address for notices:
                                           Lafayette Corporate Center
                                           2 Avenue de Lafayette
                                           Boston, Massachusetts 02111
                                           Attn: Edward M. Anderson, VP
                                           Telephone: (617) 662-3782
                                           Telecopy: (617) 662-3778
--------------------------------------------------------------------------------
Mellon Bank, N.A.                          One Mellon Center, Room 4401
                                           Pittsburgh, Pennsylvania 15258
                                           Attn: Karla Maloof
                                           Telephone: (412) 236-4147
                                           Telecopy: (412) 234-8087
--------------------------------------------------------------------------------
ABN AMRO Bank, N.V.                        208 South LaSalle Street, Suite 1500
                                           Chicago, Illinois 60604-1003
                                           Attn: Credit Administration
                                           Telecopy: (313) 992-5111
--------------------------------------------------------------------------------
HSBC Bank USA                              452 Fifth Avenue, 5th Floor
                                           New York, New York 10018
                                           Attn: Anthony C. Valencourt
                                           Telephone: (212) 525-2579
                                           Telecopy: (212) 525-2573
--------------------------------------------------------------------------------
Bank One, N.A.                             1 Bank One Plaza, Suite IL1-0085
                                           Chicago, Illinois 60670
                                           Attn: Gretchen Roetzer
                                           Telephone: (312) 732-8068
                                           Telecopy: (312) 732-4033
--------------------------------------------------------------------------------
The Bank of New York                       Insurance Division
                                           One Wall Street, 17th Floor
                                           New York, New York 10286
                                           Attn: David Trick, VP
                                           Telephone: (212) 635-7273
                                           Telecopy: (212) 809-9520
--------------------------------------------------------------------------------

                                SCHEDULE II

                         EXISTING LETTERS OF CREDIT


                               [attached hereto]

                                SCHEDULE III

              Methodology for Calculation of Collateral Values

         In order to be included in the calculation of aggregate Collateral Value (in addition to other requirements set forth in the Reimbursement Agreement and this Schedule), investments shall satisfy each of the criteria (including as to rating) under one of the categories listed below. In addition, the following conditions shall apply:

         1. No portion of the Collateral (other than U.S. Government Securities) consisting of securities of a single issuer shall exceed 10% of the Collateral Value at any time.

         2. No security shall be included in the calculation of aggregate Collateral Value unless it is listed on a national securities exchange or freely tradeable at readily established prices in over-the-counter transactions.

         3. For purposes of this Schedule and each Collateral Value Report, all maturities are calculated from the relevant date of determination of the Collateral Value.

         4. For purposes of calculating the average rating of the Collateral included in the calculation of the aggregate Collateral Value,
(a) Moody's ratings shall be converted to their respective S&P equivalents in accordance with established practice, and (b) commercial paper rated "A2" shall be deemed to be rated "A."

--------------------------------------------------------------------------------
             Category of Investment/Security              Eligible Percentage

--------------------------------------------------------------------------------
Cash (denominated in U.S. Dollars)                                100%
--------------------------------------------------------------------------------
Prime bank certificates of deposit issued by U.S. banks            95%
rated Aa3/AA- or better
--------------------------------------------------------------------------------
U.S. Government Securities                                    95% of Market
         Maturity 2 years or less                             90% of Market
         Maturity over 2 years
--------------------------------------------------------------------------------
Investment-grade municipal bonds (Rating Aaa/AAA -            85% of Market
Baa3/BBB-)                                                    80% of Market
         Maturity 5 years or less
         Maturity over 5 years
--------------------------------------------------------------------------------
Investment-grade corporate bonds (Rating Aa3/AA- or           90% of Market
better, non-convertible, NYSE-traded)                         85% of Market
         Maturity 2 years or less
         Maturity over 2 years
--------------------------------------------------------------------------------
Investment-grade corporate bonds (Rating A1/A+ to             85% of Market
Baa3/BBB-, non-convertible, NYSE-traded)                      80% of Market
         Maturity 2 years or less
         Maturity over 2 years
--------------------------------------------------------------------------------
Commercial paper (Rating A1-A2, P1-P2)                        85% of Market
--------------------------------------------------------------------------------

                              SCHEDULE 4.01(B)

                                Subsidiaries


                             [attached hereto]

                              SCHEDULE 5.02(A)

                                   Liens

                             [attached hereto]

                                 EXHIBIT A

                     Form of Assignment and Acceptance


         ASSIGNMENT AND ACCEPTANCE dated as of ____________, 20___ between ________________________ (the "Assignor") and ________________________ (the
"Assignee"), and [consented to and] accepted by Wachovia Bank, National Association, as administrative agent (the "Administrative Agent")[, and ACE Limited (the "Parent")].

                            W I T N E S S E T H

         WHEREAS, this Assignment and Acceptance (the "Agreement") relates to the Reimbursement Agreement dated as of September 30, 2002 among the Parent and other Account Parties party thereto, the Assignor and the other Banks party thereto, the Documentation Agents party thereto, the Syndication Agents party thereto and the Administrative Agent (as amended or otherwise modified from time to time, the "Reimbursement Agreement");

         WHEREAS, as provided under the Reimbursement Agreement, the Assignor has a commitment to participate in Letters of Credit and make Letter of Credit Advances to the Account Parties in an aggregate principal amount at any time outstanding not to exceed $_______________;

         WHEREAS, Letters of Credit with a total amount available for drawing thereunder of $_______________ are outstanding at the date hereof;

         WHEREAS, Letter of Credit Advances made to the Account Parties by the Assignor under the Reimbursement Agreement in the aggregate principal amount of $___________ are outstanding at the date hereof; and

         WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Reimbursement Agreement and the other Loan Documents in respect of a portion of its LC Commitment Amount thereunder in an amount equal to $____________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Letter of Credit Participating Interest, Letter of Credit Participating Interest Commitment, LC Participation Obligations, Letter of Credit Exposure, and Letter of Credit Advances, if any, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Reimbursement
Agreement.

         2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Reimbursement Agreement and the other Loan Documents to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Reimbursement Agreement to the extent of the Assigned Amount, including the outstanding Letter of Credit Participating Interest Commitment and Letter of Credit Exposure, and the amount of the Letter of Credit Advances, if any, outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee[, the Administrative Agent and the Parent] and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Reimbursement Agreement with an LC Commitment Amount (in addition to any LC Commitment Amount theretofore held by it) equal to the Assigned Amount, and
(ii) the LC Commitment Amount of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor shall be released from its obligations under the Reimbursement Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

         3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof the amount heretofore agreed between them./1 It is understood that commitment and Letter of Credit fees accrued to the date hereof in respect of the Assigned Amount are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Reimbursement Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

         4. [Consent of the Administrative Agent and the Parent. Pursuant to the Reimbursement Agreement, this Agreement is conditioned upon the consent of the Administrative Agent and, so long as no Default has occurred and is continuing, the Parent. The execution of this Agreement by the Administrative Agent and, if applicable, the Parent is evidence of this consent.]

         5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition or statements of the Account Parties or any of their respective Subsidiaries, or the validity and enforceability of the obligations of the Account Parties or any of their respective Subsidiaries in respect of any Loan Document. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Account Parties and their respective Subsidiaries.



---------------------
/1 Amount should combine the principal amount of any Letter of Credit Advances made by the Assignor together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

         6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                               [ASSIGNOR]


                               By:      ________________________________

                               Title:   ________________________________


                               [ASSIGNEE]


                               By:      ________________________________

                               Title:   ________________________________


                               [ACE LIMITED


                               By:      ________________________________

                               Title:   ________________________________


                               WACHOVIA BANK, NATIONAL ASSOCIATION, as
                               Administrative Agent


                               By:      ________________________________

                               Title:   ________________________________]

                                 EXHIBIT B

                      Form of Collateral Value Report


____________, 200_


Wachovia Bank, National Association,
as Administrative Agent
Charlotte Plaza Building CP-23
201 South College Street
Charlotte, North Carolina 28288-0680
Attn:  Syndication Agency Services

Ladies and Gentlemen:

Reference is made to the Reimbursement Agreement dated as of September 30, 2002 among ACE Limited, ACE Bermuda Insurance Ltd., ACE Tempest Life Reinsurance Ltd. and ACE Tempest Reinsurance Ltd., as Account Parties, the Banks party thereto, and Wachovia Bank, National Association, as Administrative Agent (as amended or otherwise modified from time to time, the "Reimbursement Agreement"). Terms defined in the Reimbursement Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

This Collateral Value Report is delivered pursuant to Section 2.17(b) of the Reimbursement Agreement. The date of this Collateral Value Report is _____________, 200__(the "Report Date"). Set forth below is the Collateral Value of the Collateral and certain other information required by Section 2.17(b) of the Reimbursement Agreement as of ______________, 200__ (the "Valuation Date"), calculated in accordance with the definition of Collateral Value contained in the Reimbursement Agreement and the other provisions of the Agreement (including Schedule III to the Reimbursement Agreement):


----------------------------------------------------------------------------------------------------------
                                                Amount/                Eligible
      Type of Security                        Market Value            Percenrtage      Collateral Value
----------------------------------------------------------------------------------------------------------
Cash Denominated in U.S. Dollars                                         100%
----------------------------------------------------------------------------------------------------------
Prime bank certificates of deposit issued                                 95%
by U.S. banks rated Aa3/AA- or better
----------------------------------------------------------------------------------------------------------
U.S. Government and U.S. Government
Agency Obligations
         Maturity 2 years or less                                    95% of Market
         Maturity over 2 years                                       90% of Market
----------------------------------------------------------------------------------------------------------
Investment Grade Municipal Bonds
(Rating Aaa-Baa3)
         Maturity 5 years or less                                    85% of Market
         Maturity over 5 years                                       80% of Market
----------------------------------------------------------------------------------------------------------
Investment Grade Corporate Bonds (Rating
Aa3 or better, Non-convertible, NYSE)
         Maturity 2 years or less                                    90% of Market
         Maturity over 2 years                                       85% of Market
----------------------------------------------------------------------------------------------------------
Investment Grade Corporate Bonds (Rating
Baa3 to A1, Non-convertible, NYSE)
         Maturity 2 years or less                                    85% of Market
         Maturity over 2 years                                       80% of Market
----------------------------------------------------------------------------------------------------------
Commercial Paper (Rating A1-A2, P1-P2)                               85% of Market
----------------------------------------------------------------------------------------------------------
Total                                                                                    $
----------------------------------------------------------------------------------------------------------




                                        Outstanding Letters of Credit

------------------------------------------------------------------------------------------------------------
                                                                                    Unreimbursed
    Beneficiary                   Date                   Undrawn Amount               Drawings
------------------------------------------------------------------------------------------------------------
                                                         $                            $
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
Total                                                    $                            $
------------------------------------------------------------------------------------------------------------

Ratio of Aggregate Collateral Value to Letter of Credit Outstandings: _________

The Parent certifies that the foregoing information correctly sets forth the Collateral Value (in the aggregate and for each category of Collateral) and the Letter of Credit Outstandings as of the Valuation Date, that the Letter of Credit Outstandings do not exceed the aggregate Collateral Value as of the Valuation Date, and that nothing has come to the attention of the undersigned to cause the undersigned to believe that the Letter of Credit Outstandings exceed the aggregate Collateral Value as of the Report Date.

                                   ACE LIMITED


                                   By:      _______________________________

                                   Name:    _______________________________

                                   Title:   _______________________________

                                    EXHIBIT D

                          PLEDGE AND SECURITY AGREEMENT

         THIS PLEDGE AND SECURITY AGREEMENT, dated as of the 30th day of September, 2002 (this "Agreement"), is made by ACE Limited, a Cayman Islands company (the "Parent"), ACE Bermuda Insurance Ltd., a Bermuda company ("ACE Bermuda"), ACE Tempest Life Reinsurance Ltd., a Bermuda company ("Tempest Life"), and ACE Tempest Reinsurance Ltd., a Bermuda company ("Tempest") (ACE Bermuda, Tempest Life and Tempest, together with the Parent, the "Pledgors," and individually, a "Pledgor"), in favor of WACHOVIA BANK, NATIONAL ASSOCIATION ("Wachovia"), as administrative agent for the banks, financial institutions and other institutional lenders (collectively, the "Banks") party to the Reimbursement Agreement referred to below (in such capacity, the "Administrative Agent"), for the benefit of the Secured Parties (as hereinafter defined). Capitalized terms used herein without definition shall have the meanings given to them in the Reimbursement Agreement referred to below.

                                  RECITALS

     A. The Pledgors, as Account Parties, the Banks, Wachovia, as Issuing Bank, JPMorgan Chase Bank and Bank of America, N.A., as Syndication Agents, The Bank of Nova Scotia and Deutsche Bank AG, New York Branch, as Documentation Agents, and the Administrative Agent are parties to a Reimbursement Agreement, dated as of September 30, 2002 (as amended, modified or supplemented from time to time, the "Reimbursement Agreement"), providing for the issuance of up to $350,000,000 in letters of credit for the account of one or more of the Pledgors upon the terms and subject to the conditions set forth therein.

     B. Under Article VII of the Reimbursement Agreement, each of the Pledgors has guaranteed the payment in full of the Obligations of the other Pledgors under the Reimbursement Agreement and the other Loan Documents.

     C. It is a condition to the extension of credit to the Pledgors under the Reimbursement Agreement that the Pledgors shall have agreed, by executing and delivering this Agreement, to secure the payment in full of the Obligations under the Reimbursement Agreement and the other Loan Documents. The Secured Parties are relying on this Agreement in their decision to extend credit to the Pledgors under the Reimbursement Agreement, and would not enter into the Reimbursement Agreement without the execution and delivery of this Agreement by the Pledgors.

                            STATEMENT OF AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce the Secured Parties to enter into the Reimbursement Agreement and to induce the Banks to extend credit to the Pledgors thereunder, each Pledgor hereby agrees as follows:

     1. Pledge and Grant of Security Interest. Each Pledgor hereby pledges, assigns and delivers to the Administrative Agent, for the ratable benefit of the Banks (including the Issuing Bank in its capacity as such) and the Administrative Agent (collectively, the "Secured Parties"), and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a Lien upon and security interest in, all of such Pledgor's right, title and interest in and to the following (collectively, the "Collateral"):

          (i) The following accounts, each established by State Street Bank and Trust Company ("State Street"), as Custodian for and in the name of the applicable Pledgor listed below (such accounts, together with any successor or replacement accounts and any new accounts added to the Collateral pursuant to Section 4(d), and all sub-accounts created under any of the foregoing, collectively, the "Accounts," and individually, an "Account"; the Accounts designated as "Fund Accounts" below, collectively, the "Fund Accounts," and individually, a "Fund Account"; and the Accounts designated as "DDA Accounts" below, collectively, the "Deposit Accounts," and individually, a "Deposit Account"):

               (A) ACE Limited Control Account Wachovia, Fund Account Number ____, DDA Account Number ________, each in the name of the Parent;

               (B) ACE Bermuda Control Account Wachovia, Fund Account Number ____, DDA Account Number ________, each in the name of ACE Bermuda;

               (C) ATLR Control Account Wachovia, Fund Account Number ____, DDA Account Number ________, each in the name of Tempest Life; and

               (D) ATR Bermuda Control Account Wachovia, Fund Account Number ____, DDA Account Number ________, each in the name of Tempest;

          (ii) all securities, money, instruments and other assets now or at any time hereafter held or contained in or credited to any of the Accounts, including, without limitation, all bonds, debentures, stock and other securities (whether certificated or uncertificated and whether in registered, bearer or book-entry form), security entitlements, securities accounts and other investment property and all promissory notes, negotiable instruments, certificates of deposit, deposit accounts, financial assets, cash and cash equivalents, together with all rights to receive interest, income, dividends, distributions, returns of capital and other amounts (whether in cash, securities, property, or a combination thereof), and all additional stock, warrants, options, securities, interests and other property, from time to time paid or payable or distributed or distributable in respect of any of the foregoing (but subject to the provisions of Section 5); all additions, replacements, substitutions and exchanges to or for any of the foregoing; and all other rights, powers, privileges, interests, claims and other property in any manner arising out of or relating to any of the foregoing, of whatever kind or character; together with all certificates, instruments and entries upon the books of any Custodian or any other securities intermediaries at any time evidencing any of the foregoing, in each case whether now owned or existing or hereafter acquired or arising, and including, without limitation, the securities and other assets listed in the Account statements attached hereto as Exhibit A (the securities and other assets described in this clause (ii), together with the Accounts, collectively, the "Pledged Assets"); and

          (iii) any and all proceeds (as defined in the Uniform Commercial
     Code) of or from any and all of the foregoing and, to the extent not otherwise included in the foregoing, (y) all payments under any insurance (whether or not the Administrative Agent is the loss payee thereunder), indemnity, warranty or guaranty with respect to any of the foregoing Collateral and (z) all other amounts from time to time paid or payable under or with respect to any of the foregoing Collateral (collectively, "Proceeds"). For purposes of this Agreement, the term "Proceeds" includes whatever is receivable or received when Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, whether voluntarily or involuntarily.

     2. Security for Obligations. This Agreement and the Collateral secure the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all Obligations of the Pledgors under the Reimbursement Agreement, this Agreement (including all fees, costs and expenses payable by the Pledgors under Section
9) and the other Loan Documents, whether now existing or hereafter incurred, created or arising and whether direct or indirect, absolute or contingent, due or to become due (including obligations of performance), and including all such Obligations that, but for the operation of the automatic stay under
Section 362(a) of the federal Bankruptcy Code (Title 11, U.S. Code), would become due. Notwithstanding the foregoing or anything to the contrary contained herein, until the Tempest Life Effective Date, (i) the Obligations secured by any Collateral pledged hereunder by Tempest Life shall not include any Obligations of Tempest Life under Article VII of the Reimbursement Agreement (such Obligations, the "Guaranty Obligations"), and (ii) any Collateral pledged hereunder by Tempest Life shall secure only the Obligations of Tempest Life (excluding the Guaranty Obligations) and shall not secure any Obligations of any other Pledgor. Upon the Tempest Life Effective Date, automatically and without necessity of any acknowledgment or affirmation by Tempest Life or any further action by any party, the Guaranty Obligations shall be deemed to be Obligations of Tempest Life secured by the Collateral hereunder and all Collateral pledged by Tempest Life hereunder (whether before or after the Tempest Life Effective Date) shall be deemed to secure all of the Obligations of the Pledgors (including, without limitation, the Guaranty Obligations).

     3. Representations and Warranties. Each Pledgor represents and warrants as follows:

     (a) Attached hereto as Exhibit A are true and correct copies of Account statements indicating the contents of the Accounts as of the date shown thereon. As of the date hereof, there have not been any withdrawals or deliveries from, additions to, or trades within the Accounts other than as separately communicated in writing to the Administrative Agent (other than the crediting of interest and dividends).

     (b) Each Pledgor owns the Accounts established in its name as set forth herein, and all other Collateral purported to be pledged by it hereunder, in each case free and clear of any Liens except for Permitted Collateral Liens. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any government or public office, and no Pledgor has filed or consented to the filing of any such statement or notice, except Uniform Commercial Code financing statements naming the Administrative Agent as secured party.

     (c) With respect to each Account and the Pledged Assets held or contained therein or credited thereto, this Agreement, together with (i) the execution by State Street (or any other applicable Custodian) of a control agreement with respect to each such Account in substantially the form of Exhibit B hereto or otherwise satisfying the applicable requirements of Section 8-106 of the Uniform Commercial Code (each, a "Control Agreement") and (ii) to the extent the laws of Bermuda are applicable, the registration of the charge created by this Agreement with the Bermuda Registrar of Companies on Form 9 pursuant to Section 55 of the Companies Act 1981, creates, and at all times shall constitute, a valid and perfected security interest in and Lien upon the Collateral owned by such Pledgor in favor of the Administrative Agent, for the benefit of the Secured Parties, superior and prior to the rights of all other Persons therein (except for Permitted Collateral Liens), and no other or additional filings, registrations, recordings or actions are or shall be necessary or appropriate in order to maintain the perfection and priority of such Lien and security interest.

     4. Certain Covenants.

     (a) All securities and other property held or contained in or credited to an Account (other than cash) shall be registered in the name of the Custodian of such Account in a manner sufficient to create a security entitlement in favor of the applicable Pledgor against such Custodian with respect to such securities or other property. In no event shall any such securities or other property be registered in the name of, payable to, or endorsed in favor of, any Pledgor, except to extent the same has been specially endorsed in favor of the applicable Custodian. All cash held or contained in or credited to an Account shall be held or contained in or credited to (as the case may be) a Deposit Account and shall not be held or contained in or credited to any Fund Account. In the event that any Pledgor desires to include, as part of the Collateral, any "Bank Loans" (as defined in the form of Control Agreement attached hereto as Exhibit B) or any other property or interest (other than cash) not treated as a "financial asset" within the meaning of Section 8-102(9) of the Uniform Commercial Code or otherwise not constituting a financial asset pursuant to the applicable Control Agreement, the Pledgor will cause such Bank Loans or other property or interest to be held in or credited to a separate Custodial Account from the other Collateral and shall ensure that such account is added as an "Account" under this Agreement pursuant to
Section 4(d).

     (b) [Reserved.]

     (c) No Pledgor will sell, transfer or otherwise dispose of, grant any option with respect to, or mortgage, pledge, grant any Lien with respect to or otherwise encumber (other than Permitted Collateral Liens), any of the Collateral or any interest therein, or terminate any Account or Custodial Agreement with respect to any Account, except as may be otherwise expressly permitted in accordance with the terms of this Agreement and the Reimbursement Agreement. No Pledgor will purchase any securities on margin using any of the Collateral as collateral.

     (d) Any Pledgor may add a new Custodial Account as an "Account" under this Agreement, and/or terminate an Account or remove an Account as Collateral hereunder, in each case by executing and delivering to the Administrative Agent a completed supplement to this Agreement in the form of Exhibit C (each, a "Pledge Supplement"); provided that (i) prior to or concurrently with the addition of any new Account, the applicable Pledgor shall deliver or cause to be delivered to the Administrative Agent a true and correct copy of a statement of such Account prepared by the Custodian thereof, indicating the contents of such Account as of a recent date, a new Control Agreement (or supplement to an existing Control Agreement) executed by the Custodian and the Pledgor, evidencing the establishment of such Account and the perfection of the security interest of the Administrative Agent therein, and (if applicable) a copy of any new Custodial Agreement with respect to such Account, and (ii) no Pledgor may terminate an Account or remove an Account as Collateral hereunder unless, immediately after giving effect thereto, (A) the aggregate Collateral Value (with respect to all remaining Accounts and all other Collateral pledged pursuant to any Loan Document) would equal or exceed the Letter of Credit Outstandings and (B) no other Default or Event of Default would exist. Each Pledgor hereby authorizes the Administrative Agent to attach each such Pledge Supplement to this Agreement, and agrees that all Collateral listed or referred to on any Pledge Supplement shall for all purposes be deemed Collateral hereunder and shall be subject to the provisions hereof.

     (e) In the event any Custodian gives notice of termination of any Control Agreement, the applicable Pledgors shall have the right to appoint a successor Custodian, which shall be a commercial bank or trust company organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $1,000,000,000, and which appointment shall be subject to the consent of the Administrative Agent (which consent shall not be unreasonably withheld); provided that prior to the effective date of such termination (i) each applicable Pledgor shall have entered into a custodial agreement with the successor Custodian in form and substance reasonably satisfactory to the Administrative Agent, (ii) the retiring Custodian shall have transferred the financial assets and other property (including cash) contained in each applicable Account to the successor Custodian, and (iii) the successor Custodian and each applicable Pledgor shall have entered into a Control Agreement with the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent and the applicable Pledgors shall have executed and delivered or caused to be delivered all such other documents, opinions and instruments, and taken all such other action, reasonably requested by the Administrative Agent in order to perfect the Administrative Agent's security interest in the affected Collateral. If no successor Custodian shall have been so appointed by the Pledgors, and shall have accepted such appointment, prior to the effective date of termination of the applicable Control Agreement, then the Administrative Agent may, on behalf of the Pledgors, appoint a successor Custodian from among the Banks or otherwise or may direct the retiring Custodian to transfer the financial assets and other property (including cash) contained in each applicable Account to the Administrative Agent, to be held by the Administrative Agent as Collateral for the benefit of the Secured Parties.

     (f) Each Pledgor agrees that it will, at its own cost and expense, take any and all actions necessary to warrant and defend the right, title and interest of the Secured Parties in and to the Collateral against the claims and demands of all other Persons.

     5. Voting Rights; Dividends and other Distributions. So long as no Event of Default shall have occurred and be continuing (or would occur as a result thereof), (i) each Pledgor shall be entitled (as against the Administrative Agent and subject to the terms of any custodial or other agreements with any Custodian) to exercise all voting and other consensual rights pertaining to its Pledged Assets, and (ii) all interest, income, dividends, distributions and other amounts payable in cash in respect of the Pledged Assets may be paid to the applicable Custodian and retained in the Accounts for the benefit of the Pledgors, as applicable, or distributed to the Pledgors, as applicable; provided, however, that all such interest, income, dividends, distributions and other amounts shall, at all times after the occurrence and during the continuance of an Event of Default and upon notice from the Administrative Agent to the applicable Custodian, be paid to the Administrative Agent and retained by it as part of the Collateral (except to the extent applied upon receipt to the repayment of the Obligations). All interest, income, dividends, distributions or other amounts that are received by any Pledgor in violation of the provisions of this Section shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsements). For purposes of the foregoing provisions of this Section and to the extent applicable thereto, each Pledgor hereby waives the requirement of Sections 9-207(c)(1) and (c)(2) of the Uniform Commercial Code that the Administrative Agent apply any money or funds received from the Collateral to reduce the Obligations.

     6. Remedies. If an Event of Default shall have occurred and be continuing, the Administrative Agent shall be entitled to exercise in respect of the Collateral all of its rights, powers and remedies provided for herein or otherwise available to it under any other Loan Document, by law, in equity or otherwise, including all rights and remedies of a secured party under the Uniform Commercial Code, and shall be entitled in particular, but without limitation of the foregoing, to exercise the following rights, which each Pledgor agrees to be commercially reasonable:

     (a) To notify each Custodian of the Event of Default and to direct each Custodian immediately to cease complying with entitlement orders or other directions concerning the Account originated by or on behalf of any Pledgor and to cease distributing interest and dividends on property in the Accounts to or for the benefit of the Pledgors, and thereafter to comply with entitlement orders and other directions concerning the Accounts originated by the Administrative Agent;

     (b) To notify the parties obligated on any of the Collateral of the security interest in favor of the Administrative Agent created hereby and to direct all such Persons to make payments of all amounts due thereon or thereunder directly to the Administrative Agent or to an account designated by the Administrative Agent; and in such instance and from and after such notice, all amounts and Proceeds (including wire transfers, checks and other instruments) received by any Pledgor in respect of any Collateral shall be received in trust for the benefit of the Administrative Agent hereunder, shall be segregated from the other funds of such Pledgor and shall be forthwith deposited into such account or paid over or delivered to the Administrative Agent in the same form as so received (with any necessary endorsements or assignments), to be held as Collateral and applied to the Obligations as provided herein;

     (c) To direct each Custodian to transfer to or register in the name of the Administrative Agent or the name of any of its agents or nominees all or any part of the Collateral, without notice to any Pledgor and with or without disclosing that such Collateral is subject to the security interest created hereunder;

     (d) To exercise all voting, consensual and other rights and powers pertaining to the Pledged Assets (whether or not transferred into the name of the Administrative Agent), at any meeting of shareholders, partners, members or otherwise, and any and all rights of conversion, exchange or subscription and any other rights, privileges or options pertaining to the Pledged Assets as if it were the absolute owner thereof, and in connection therewith, the right to deposit and deliver any and all of the Pledged Assets with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine, and give all consents, waivers and ratifications in respect of the Pledged Assets, all without liability except to account for any property actually received by it, but the Administrative Agent shall have no duty to exercise any such right, privilege or option or give any such consent, waiver or ratification and shall not be responsible for any failure to do so or delay in so doing; and for the foregoing purposes each Pledgor will promptly execute and deliver or cause to be executed and delivered to the Administrative Agent, upon request, all such proxies and other instruments as the Administrative Agent may reasonably request to enable the Administrative Agent to exercise such rights and powers; and in furtherance of the foregoing and without limitation thereof, each Pledgor hereby irrevocably constitutes and appoints the Administrative Agent as the true and lawful proxy and attorney-in-fact of such Pledgor, with full power of substitution in the premises, to exercise all such voting, consensual and other rights and powers to which any holder of any Pledged Assets would be entitled by virtue of holding the same, which proxy and power of attorney, being coupled with an interest, is irrevocable and shall be effective for so long as this Agreement shall be in effect; and

     (e) To sell, resell, assign and deliver, and to direct each Custodian to sell, resell, assign and deliver, in the sole discretion of the Administrative Agent, all or any of the Collateral, in one or more parcels, on any securities exchange on which any Pledged Assets may be listed, at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, upon credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Administrative Agent may deem satisfactory. If any of the Collateral is sold upon credit or for future delivery, the Administrative Agent shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Administrative Agent may resell or direct the resale of such Collateral. In no event shall any Pledgor be credited with any part of the Proceeds of sale of any Collateral until and to the extent cash payment in respect thereof has actually been received by the Administrative Agent. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of any Pledgor, and each Pledgor hereby expressly waives all rights of redemption, stay or appraisal, and all rights to require the Administrative Agent to marshal any assets in favor of such Pledgor or any other party or against or in payment of any or all of the Obligations, that it has or may have under any rule of law or statute now existing or hereafter adopted. No demand, presentment, protest, advertisement or notice of any kind (except any notice required by law, as referred to below), all of which are hereby expressly waived by each Pledgor, shall be required in connection with any sale or other disposition of any part of the Collateral. If any notice of a proposed sale or other disposition of any part of the Collateral shall be required under applicable law, the Administrative Agent shall give the applicable Pledgor at least ten (10) days' prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice each Pledgor agrees is commercially reasonable. The Administrative Agent shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each public sale and, to the extent permitted by applicable law, upon each private sale, the Administrative Agent may purchase all or any of the Collateral being sold, free from any equity, right of redemption or other claim or demand, and may make payment therefor by endorsement and application (without recourse) of the Obligations in lieu of cash as a credit on account of the purchase price for such Collateral.

     7. Application of Proceeds.

     (a) All Proceeds collected by the Administrative Agent upon any sale or other disposition of or realization upon any of the Collateral, together with all other moneys received by the Administrative Agent hereunder, shall be applied as follows:

          (i) first, to the payment of all costs and expenses of such sale, disposition or other realization, including the reasonable costs and expenses of the Administrative Agent and the reasonable fees and expenses of its agents and counsel, all amounts advanced by the Administrative Agent for the account of any Pledgor, and all other amounts payable to the Administrative Agent under Section 9;

          (ii) second, after payment in full of the amounts specified in clause (i) above, to the ratable payment of all other Obligations owing to the Secured Parties; and

          (iii) third, after payment in full of the amounts specified in clauses (i) and (ii) above, and following the termination of this Agreement, to the Pledgors or any other Person lawfully entitled to receive such surplus.

     (b) Each Pledgor shall remain liable to the extent of any deficiency between the amount of all Proceeds realized upon sale or other disposition of the Collateral pursuant to this Agreement and the aggregate amount of the sums referred to in clauses (i) and (ii) of subsection (a) above. Upon any sale of any Collateral hereunder by the Administrative Agent (whether by virtue of the power of sale herein granted, pursuant to judicial proceeding, or otherwise), the receipt of the Administrative Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

     (c) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to cause to be established and maintained, at its principal office or such other location or locations as it may establish from time to time in its discretion, one or more accounts (collectively, "Collateral Accounts") for the collection of cash Proceeds of the Collateral. Such Proceeds, when deposited, shall continue to constitute Collateral for the Obligations and shall not constitute payment thereof until applied as herein provided. The Administrative Agent shall have sole dominion and control over all funds deposited in any Collateral Account, and such funds may be withdrawn therefrom only by the Administrative Agent. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to (and, if directed by the Required Banks pursuant to the Reimbursement Agreement, shall) apply amounts held in the Collateral Accounts in payment of the Obligations in the manner provided for in subsection (a) above.

     8. Private Sales. Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws as in effect from time to time, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Pledged Assets conducted without registration or qualification under the Securities Act and such state securities laws, to limit purchasers to any one or more Persons who will represent and agree, among other things, to acquire such Pledged Assets for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be made in such manner and under such circumstances as the Administrative Agent may deem necessary or advisable in its sole and absolute discretion, including at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and agrees that the Administrative Agent shall have no obligation to conduct any public sales and no obligation to delay the sale of any Pledged Assets for the period of time necessary to permit its registration for public sale under the Securities Act and applicable state securities laws, and shall not have any responsibility or liability as a result of its election so not to conduct any such public sales or delay the sale of any Pledged Assets, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after such registration. Each Pledgor hereby waives any claims against the Administrative Agent or any other Secured Party arising by reason of the fact that the price at which any Pledged Assets may have been sold at any private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Administrative Agent accepts the first offer received and does not offer such Pledged Assets to more than one offeree.

     9. Indemnity and Expenses. The Pledgors agree jointly and severally:

     (a) To indemnify and hold harmless the Administrative Agent, each other Secured Party and each of their respective directors, officers, employees, agents and affiliates from and against any and all claims, damages, demands, losses, obligations, judgments and liabilities (including, without limitation, reasonable attorneys' fees and expenses) in any way arising out of or in connection with this Agreement and the transactions contemplated hereby, except to the extent the same shall arise as a result of the gross negligence or willful misconduct of the party seeking to be indemnified; and

     (b) To pay and reimburse the Administrative Agent upon demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) that the Administrative Agent may incur in connection with (i) the custody, use or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, including the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, (ii) the exercise or enforcement of any rights or remedies granted hereunder (including, without limitation, under Sections 6 and 8), under any of the other Loan Documents or otherwise available to it (whether at law, in equity or otherwise), or (iii) the failure by any Pledgor to perform or observe any of the provisions hereof. The provisions of this Section shall survive the occurrence of the Termination Requirements (as hereinafter defined).

     10. The Administrative Agent; Standard of Care. The Administrative Agent will hold all items of the Collateral at any time received under this Agreement in accordance with the provisions hereof. The obligations of the Administrative Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement and the other Loan Documents, are only those expressly set forth in this Agreement and the other Loan Documents. The Administrative Agent shall act hereunder at the direction, or with the consent, of the Required Banks on the terms and conditions set forth in the Reimbursement Agreement. The powers conferred on the Administrative Agent hereunder are solely to protect its interest, on behalf of the Secured Parties, in the Collateral, and shall not impose any duty upon it to exercise any such powers. Except for treatment of the Collateral in its possession in a manner substantially equivalent to that which the Administrative Agent, in its individual capacity, accords its own property of a similar nature, and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral. Neither the Administrative Agent nor any other Secured Party shall be liable to any Pledgor (i) for any loss or damage sustained by such Pledgor, or (ii) for any loss, damage, depreciation or other diminution in the value of any of the Collateral that may occur as a result of or in connection with or that is in any way related to any exercise by the Administrative Agent or any other Secured Party of any right or remedy under this Agreement, any failure to demand, collect or realize upon any of the Collateral or any delay in doing so, or any other act or failure to act on the part of the Administrative Agent or any other Secured Party, except to the extent that the same is caused by its own gross negligence or willful misconduct.

     11. Further Assurances; Attorney-in-Fact.

     (a) Each Pledgor agrees that it will join with the Administrative Agent to execute and, at its own expense, file and refile under the Uniform Commercial Code such financing statements, continuation statements and other documents and instruments in such offices as the Administrative Agent may reasonably deem necessary or appropriate, and wherever required or permitted by law, in order to perfect and preserve the Administrative Agent's security interest in the Collateral, and hereby authorizes the Administrative Agent to file financing statements and amendments thereto relating to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Administrative Agent such additional conveyances, assignments, agreements (including control agreements) and instruments as the Administrative Agent may reasonably require or deem advisable to perfect, establish, confirm and maintain the security interest and Lien provided for herein, to carry out the purposes of this Agreement or to further assure and confirm unto the Administrative Agent its rights, powers and remedies hereunder.

     (b) Each Pledgor hereby irrevocably appoints the Administrative Agent its lawful attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, the Administrative Agent or otherwise, and with full power of substitution in the premises (which power of attorney, being coupled with an interest, is irrevocable for so long as this Agreement shall be in effect), from time to time in the Administrative Agent's discretion after the occurrence and during the continuance of an Event of Default (except for the actions described in clause (i) below, which may be taken by the Administrative Agent without regard to whether an Event of Default has occurred) to take any action and to execute any instruments that the Administrative Agent may deem necessary or advisable to accomplish the purpose of this Agreement, including, without limitation:

          (i) to sign the name of such Pledgor on any financing statement, continuation statement, notice or other similar document that, in the Administrative Agent's opinion, should be made or filed in order to perfect or continue perfected the security interest granted under this Agreement;

          (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (iii) to receive, endorse and collect any checks, drafts, instruments, chattel paper and other orders for the payment of money made payable to such Pledgor representing any interest, income, dividend, distribution or other amount payable in respect of any of the Collateral and to give full discharge for the same;

          (iv) to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or advisable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral; and

          (v) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any and all of the Collateral as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes, and to do from time to time, at the Administrative Agent's option and the Pledgors' expense, all other acts and things reasonably deemed necessary by the Administrative Agent to protect, preserve or realize upon the Collateral and to more completely carry out the purposes of this Agreement.

     (c) If any Pledgor fails to perform any covenant or agreement contained in this Agreement after written request to do so by the Administrative Agent (provided that no such request shall be necessary at any time after the occurrence and during the continuance of an Event of Default), the Administrative Agent may itself perform, or cause the performance of, such covenant or agreement and may take any other action that it deems necessary and appropriate for the maintenance and preservation of the Collateral or its security interest therein, and the reasonable expenses so incurred in connection therewith shall be payable by the Pledgors under Section 9.

     12. Waivers. Each Pledgor, to the greatest extent not prohibited by applicable law, hereby (i) agrees that it will not invoke, claim or assert the benefit of any rule of law or statute now or hereafter in effect (including, without limitation, any right to prior notice or judicial hearing in connection with the Administrative Agent's possession, custody or disposition of any Collateral or any appraisal, valuation, stay, extension, moratorium or redemption law), or take or omit to take any other action, that would or could reasonably be expected to have the effect of delaying, impeding or preventing the exercise of any rights and remedies in respect of the Collateral, the absolute sale of any of the Collateral or the possession thereof by any purchaser at any sale thereof, and waives the benefit of all such laws and further agrees that it will not hinder, delay or impede the execution of any power granted hereunder to the Administrative Agent, but that it will permit the execution of every such power as though no such laws were in effect, (ii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to require the Administrative Agent to marshal any Collateral or other assets in favor of such Pledgor or any other party or against or in payment of any or all of the Obligations, and (iii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to demand, presentment, protest, advertisement or notice of any kind (except notices expressly provided for herein).

     13. No Waiver. The rights and remedies of the Secured Parties expressly set forth in this Agreement and the other Loan Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of any Secured Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between the Pledgors and the Secured Parties or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Loan Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon any Pledgor in any case shall entitle such Pledgor or any other Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Secured Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

     14. Pledgors' Obligations Absolute. Each Pledgor agrees that its obligations hereunder, and the security interest granted to and all rights, remedies and powers of the Administrative Agent hereunder, are irrevocable, absolute and unconditional and shall not be discharged, limited or otherwise affected by reason of any of the following, whether or not such Pledgor has knowledge thereof:

          (i) any change in the time, manner or place of payment of, or in any other term of, any Obligations, or any amendment, modification or supplement to, restatement of, or consent to any rescission or waiver of or departure from, any provisions of the Reimbursement Agreement, any other Loan Document or any agreement or instrument delivered pursuant to any of the foregoing;

          (ii) the invalidity or unenforceability of any Obligations or any provisions of the Reimbursement Agreement, any other Loan Document or any agreement or instrument delivered pursuant to any of the foregoing;

          (iii) the addition or release of Pledgors hereunder or the taking, acceptance or release of any Obligations or additional Collateral or other security therefor;

          (iv) any sale, exchange, release, substitution, compromise, nonperfection or other action or inaction in respect of any Collateral or other direct or indirect security for any Obligations, or any discharge, modification, settlement, compromise or other action or inaction in respect of any Obligations;

          (v) any agreement not to pursue or enforce or any failure to pursue or enforce (whether voluntarily or involuntarily as a result of operation of law, court order or otherwise) any right or remedy in respect of any Obligations or any Collateral or other security therefor, or any failure to create, protect, perfect, secure, insure, continue or maintain any Liens in any such Collateral or other security;

          (vi) the exercise of any right or remedy available under the Loan Documents, at law, in equity or otherwise in respect of any Collateral or other security for any Obligations, in any order and by any manner thereby permitted, including, without limitation, foreclosure on any such Collateral or other security by any manner of sale thereby permitted, whether or not every aspect of such sale is commercially reasonable;

          (vii) any bankruptcy, reorganization, arrangement, liquidation, insolvency, dissolution, termination, reorganization or like change in the corporate structure or existence of any other Pledgor or any other Person directly or indirectly liable for any Obligations;

          (viii) any manner of application of any payments by or amounts received or collected from any Person, by whomsoever paid and howsoever realized, whether in reduction of any Obligations or any other obligations of any other Person directly or indirectly liable for any Obligations, regardless of what Obligations may remain unpaid after any such application; or

          (ix) any other circumstance that might otherwise constitute a legal or equitable discharge of, or a defense, set-off or counterclaim available to, any Pledgor or a surety or guarantor generally, other than the occurrence of all of the following: (x) the payment in full of the Obligations, (y) the termination of the obligation of the Issuing Bank to issue Letters of Credit under the Reimbursement Agreement, and (z) the termination or expiration of all outstanding Letters of Credit under the Reimbursement Agreement (the events in clauses (x), (y) and (z) above, collectively, the "Termination Requirements").

     15. Enforcement. By its acceptance of the benefits of this Agreement, each Bank agrees that this Agreement may be enforced only by the

Administrative Agent, acting upon the instructions or with the consent of the Required Banks as provided for in the Reimbursement Agreement, and that no Bank shall have any right individually to enforce or seek to enforce this Agreement or to realize upon any Collateral or other security given to secure the payment and performance of the Obligations.

     16. Amendments, Waivers, etc. No amendment, modification, waiver, discharge or termination of, or consent to any departure by any Pledgor from, any provision of this Agreement shall be effective unless in a writing signed by the Administrative Agent and such of the Banks as may be required under the provisions of the Reimbursement Agreement to concur in the action then being taken, and then the same shall be effective only in the specific instance and for the specific purpose for which given.

     17. Continuing Security Interest; Term; Successors and Assigns; Assignment; Termination and Release; Survival. This Agreement shall create a continuing security interest in the Collateral and shall secure the payment and performance of all of the Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until the occurrence of the Termination Requirements, (ii) be binding upon and enforceable against each Pledgor and its successors and assigns (provided, however, that no Pledgor may sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of the Banks) and (iii) inure to the benefit of and be enforceable by each Secured Party and its successors and assigns. Upon any sale or other disposition by any Pledgor of any Collateral in a transaction expressly permitted hereunder or under or pursuant to the Reimbursement Agreement or any other applicable Loan Document, the Lien and security interest created by this Agreement in and upon such Collateral shall be automatically released, and upon the satisfaction of all of the Termination Requirements, this Agreement and the Lien and security interest created hereby shall terminate; and in connection with any such release or termination, the Administrative Agent, at the request and expense of the applicable Pledgor, will execute and deliver to such Pledgor such documents and instruments evidencing such release or termination as such Pledgor may reasonably request and will assign, transfer and deliver to such Pledgor, without recourse and without representation or warranty (except that the Administrative Agent has not assigned or otherwise transferred its rights hereunder with respect to the applicable Collateral), such of the Collateral as may then be in the possession of the Administrative Agent (or, in the case of any partial release of Collateral, such of the Collateral so being released as may be in its possession). All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Agreement and any Pledge Supplement.

     18. Other Terms. All terms in this Agreement that are not capitalized shall have the meanings provided by the Uniform Commercial Code to the extent the same are used or defined therein. As used in this Agreement, "Uniform Commercial Code" shall mean the Uniform Commercial Code as the same may be in effect from time to time in the State of New York; provided that if, by reason of applicable law, the validity or perfection of any security interest in any Collateral granted under this Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, then as to the validity or perfection, as the case may be, of such security interest, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in such other jurisdiction.

     19. Notices. All notices and other communications provided for hereunder shall be given to the parties in the manner and subject to the other notice provisions set forth in the Reimbursement Agreement.

     20. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     21. Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

     22. Construction. The headings of the various sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.

     23. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal by their duly authorized officers as of the date first above written.

                                   ACE LIMITED
                                   The Common Seal of ACE Limited was hereunto affixed in the presence of:


                                   ---------------------------------------------
                                   Director


                                   ---------------------------------------------
                                   Secretary


                                   ACE BERMUDA INSURANCE LTD.
                                   The Common Seal of ACE Bermuda Insurance Ltd. was hereunto affixed in the presence of:


                                   ---------------------------------------------
                                   Director


                                   ---------------------------------------------
                                   Secretary


                                   ACE TEMPEST LIFE REINSURANCE LTD.
                                   The Common Seal of ACE Tempest Life
                                   Reinsurance Ltd. was hereunto affixed in the presence of:


                                   ---------------------------------------------
                                   Director


                                   ---------------------------------------------
                                   Secretary


                           (signatures continued)

                                   ACE TEMPEST REINSURANCE LTD.
                                   The Common Seal of ACE Tempest Reinsurance
                                   Ltd. was hereunto affixed in the presence of:


                                   ---------------------------------------------
                                   Director



                                   ---------------------------------------------
                                   Secretary






Accepted and agreed to:

WACHOVIA BANK, NATIONAL ASSOCIATION, as
  Administrative Agent


By:      _________________________________

Title:   _________________________________

                                    ANNEX A

                         JURISDICTION OF ORGANIZATION/
                      LOCATION OF CHIEF EXECUTIVE OFFICE


1.       ACE Limited

         Jurisdiction of organization: Cayman Islands

         Chief executive office:
         ACE Global Headquarters
         17 Woodbourne Avenue
         Hamilton HM08 Bermuda

2.       ACE Bermuda Insurance Ltd.

         Jurisdiction of organization: Bermuda

         Chief executive office:
         ACE Global Headquarters
         17 Woodbourne Avenue
         Hamilton HM08 Bermuda

3.       ACE Tempest Life Reinsurance Ltd.

         Jurisdiction of organization: Bermuda

         Chief executive office:
         ACE Global Headquarters
         17 Woodbourne Avenue
         Hamilton HM08 Bermuda

4.       ACE Tempest Reinsurance Ltd.

         Jurisdiction of organization: Bermuda

         Chief executive office:
         ACE Global Headquarters
         17 Woodbourne Avenue
         Hamilton HM08 Bermuda

                                   Exhibit A

                              Account Statements


                               [attached hereto]

                                   Exhibit B

                           Form of Control Agreement


                             [attached hereto]

                                   Exhibit C

                           Form of Pledge Supplement



     THIS PLEDGE SUPPLEMENT, dated as of _______________, _____, is delivered by [NAME OF PLEDGOR] (the "Pledgor") pursuant to Section 4(d) of the Pledge and Security Agreement referred to hereinbelow. The Pledgor hereby agrees that this Pledge Supplement may be attached to the Pledge and Security Agreement, dated as of September 30, 2002, made by the Pledgor and certain other pledgors named therein in favor of Wachovia Bank, National Association, as Administrative Agent (as amended, modified or supplemented from time to time, the "Pledge and Security Agreement," capitalized terms defined therein being used herein as therein defined).

     The Pledgor hereby pledges, assigns and delivers to the Administrative Agent, for the ratable benefit of the Secured Parties, and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a Lien upon and security interest in, all of the Pledgor's right, title and interest in and to the account listed on Annex A to this Pledge Supplement (the "New Account"), together with all securities, money, instruments and other assets now or at any time hereafter held or contained in or credited to the New Account (all as more completely described in clause (ii) of Section 1 of the Pledge and Security Agreement) and all Proceeds of the foregoing (the New Account, together with all such securities, money, instruments and other assets and the Proceeds thereof, collectively, the "New Collateral"). The Pledgor agrees that the New Account shall be deemed to be an "Account" within the meaning of the Pledge and Security Agreement, and that the New Account, together with all other New Collateral, shall become part of the Collateral and shall secure all of the Obligations [(other than the Guaranty Obligations prior to the Tempest Life Effective Date)]/1 as provided in the Pledge and Security Agreement. This Pledge Supplement and its attachments are hereby incorporated into the Pledge and Security Agreement and made a part thereof.

                                   [NAME OF PLEDGOR]


                                   By:      ________________________________

                                   Title:   ________________________________



----------------
/1  Insert bracketed language if Tempest Life is the Pledgor.

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                                   EXHIBIT E

                         Form of Letter of Instruction


____________, 200_


Wachovia Bank, National Association
as Administrative Agent
Charlotte Plaza Building CP-23
201 South College Street
Charlotte, North Carolina 28288-0680
Attn:  Syndication Agency Services

Ladies and Gentlemen:

Reference is made to the Reimbursement Agreement, dated as of September 30, 2002, among ACE Limited, ACE Bermuda Insurance Ltd., ACE Tempest Life Reinsurance Ltd. and ACE Tempest Reinsurance Ltd., as Account Parties, the Banks party thereto, and Wachovia Bank, National Association, as Administrative Agent (as amended or otherwise modified from time to time, the "Reimbursement Agreement"). Terms defined in the Reimbursement Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

We refer to the notification received from the Administrative Agent pursuant to Section 2.03(a) of the Reimbursement Agreement that requires us to make on the date of this letter a reimbursement payment (the "Required Payment") with respect to a drawing under a Letter of Credit issued under the Reimbursement Agreement. Pursuant to this notification and inasmuch as the Required Payment has not been made, we hereby irrevocably authorize and direct you to liquidate and receive the proceeds of Collateral in an amount equal to the Required Payment plus interest thereon as provided in the Reimbursement Agreement.

We further irrevocably authorize and direct you to deliver this letter to the Custodian or any other Person (and we agree that they may rely hereon and are hereby irrevocably authorized and instructed to act in reliance hereon without further consent or authorization from us or any other Account Party) as you may deem to be appropriate to give effect to the authorization and direction contained herein.

Very truly yours,


for and on behalf of
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